Exhibit 4.1

INDENTURE
among
F&G ANNUITIES & LIFE, INC.,
THE GUARANTORS PARTY HERETO AS OF THE DATE HEREOF AND ANY OTHER GUARANTOR THAT BECOMES PARTY HERETO PURSUANT TO SECTION 3.12 HEREOF
and
CITIBANK, N.A., as Trustee
Dated as of January 13, 2023

CROSS REFERENCE SHEET
_______________
Provisions of Trust Indenture Act of 1939 and certain sections of this Indenture:

Section of the Act	Section of Indenture

310(a)(1) and (2)	6.9
310(a)(3) and (4)	Inapplicable
310(b)	6.8 and 6.10
311(a) and (b)	6.13
312(a)	4.1(a) and 4.1(b)
312(b)	4.1(c)
312(c)	4.1(d)
313(a)	4.3
313(b)(1)	Inapplicable
313(b)(2)	4.3
313(c)	4.3
313(d)	4.3
314(a)(1), (2) and (3)	4.2
314(a)(4)	3.9
314(b)	Inapplicable
314(c)(1) and (2)	11.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.5
315(a), (c) and (d)	6.1
315(b)	5.11
315(e)	5.12
316(a)(1)(A)	5.9
316(a)(1)(B)	5.10
316(a)(2)	Inapplicable
316(a) (last sentence)	7.4
316(b)	5.7
316(c)	7.6
317(a)	5.2
317(b)	3.4(a) and (b)
318(a)	11.7
This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.
i

i

EXHIBIT A	Form of Certificate of Transfer	A-1
EXHIBIT B	Form of Certificate of Exchange	B-1
EXHIBIT C	Form of Certificate of Transferee	C-1
EXHIBIT D	Form of Supplemental Indenture to be Delivered by Additional Guarantors	D-1
v

THIS INDENTURE, dated as of January 13, 2023, among F&G ANNUITIES & LIFE, INC., a Delaware corporation (including any successor, and as more fully defined in Section 1.1 hereof, the “Company”), the Guarantors (as defined herein) party hereto as of the date hereof and any other Guarantor that becomes party hereto pursuant to Section 3.12 hereof and CITIBANK, N.A., a national banking association, as trustee (including any successor in such capacity, and as more fully defined in Section 1.1 hereof, the “Trustee”),
W I T N E S S E T H:
WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (as more fully defined in Section 1.1, the “Securities”) to be issued in one or more Series up to such principal amount or amounts as may from time to time be authorized and to be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors, in each case in accordance with the terms of this Indenture; and
WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of each party according to its terms have been done by each such party.
NOW THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.1    Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “GAAP” or “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article 1 include the plural as well as the singular.
“144A Global Certificate” means a Global Certificate bearing the Global Certificate Legend and the Restrictive Legend and deposited with and registered in the name of the Depositary or its nominee initially representing the aggregate outstanding principal amount of Securities of a Series (together with any other 144A Global Certificate representing Securities of such Series) equal to the outstanding principal amount of the Securities of such Series sold for initial resale in reliance on Rule 144A.
“Additional Amounts” has the meaning specified in Section 3.7 hereof.

“Applicable Procedures” means, with respect to any payment, transfer, redemption or exchange of or for beneficial interests in any Global Certificate, or any other transaction involving a Global Certificate, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transaction, payment, transfer, redemption or exchange.
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
“Beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “beneficially owns” and “beneficially owned” each have a corresponding meaning.
“Board of Directors” means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder.
“Board Resolution” means an excerpted copy of a resolution certified by the secretary or an assistant secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means, except as may otherwise be provided in connection with the establishment of the Securities of any Series pursuant to Section 2.3 hereof, with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, any day, other than a Saturday or Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York or that Place of Payment.
“Capital Stock” of any Person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.
“Clearstream” means Clearstream Banking, société anonyme (and any successor thereto).
“close of business” has the meaning specified in Section 2.12(b)(i) hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Company” means F&G Annuities & Life, Inc., a Delaware corporation, and, subject to Article 9 hereof, its successors and assigns.

“conflicting interest” has the meaning specified in Section 6.8 hereof.
“Conversion Date” has the meaning specified in Section 2.12(d) hereof.
“Conversion Event” means the cessation of use of a Foreign Currency both by the government of the country that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community.
“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is located, as of the date hereof, at 388 Greenwich Street, 4th Floor, New York, New York 10013, Attention: William Keenan, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“covenant defeasance” has the meaning specified in Section 11.1(b)(i) hereof.
“Covered Guarantor” means any Guarantor that is a Covered Subsidiary.
“Covered Subsidiary” means any Subsidiary of the Company, the total assets of which constitute at least 10% of the total assets of the Company and its consolidated Subsidiaries (including that Subsidiary), based on the most recent quarterly (including fiscal year-end) balance sheet of the Subsidiary and on the most recent quarterly (including fiscal year-end) consolidated balance sheet of the Company.
“Credit Agreement” means that certain Credit Agreement, dated as of November 22, 2022, among the Issuer, the guarantors from time to time party thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as it may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
“Currency” means any currency or currencies, including, without limitation, the Euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.
“Currency Determination Agent” means an entity, from time to time selected by the Company for the purposes of Section 2.12 hereof.
“Currency Election Form” has the meaning specified in Section 2.12(b)(i) hereof.
“Currency Option” has the meaning specified in Section 2.12(b)(i) hereof.
“Custodian” means, with respect to the Securities of a Series represented by one or more Global Certificates, the Person specified pursuant to Section 2.3(b)(xii) hereof as Custodian with respect to the Securities of such Series, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.
“default” has the meaning specified in Section 5.11 hereof.

“defaulted interest” has the meaning specified in Section 2.7 hereof.
“Definitive Certificate” means any Security Certificate that is not a Global Certificate and is authenticated, executed and delivered in accordance with Article 2 hereof (including any Restricted Definitive Certificate and any Unrestricted Definitive Certificate).
“Depositary” means, with respect to the Securities of any Series or Tranche issuable or issued in whole or in part in the form of one or more Global Certificates, the person designated as Depositary for such Global Certificates by the Company pursuant to Section 2.3(b)(xii) hereof until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include each person who is then a Depositary for such Global Certificates, and if at any time there is more than one person designated as Depositary for Global Certificates of a particular Series or Tranche, “Depositary,” as used with respect to the Securities of such Series or Tranche, means the Depositary with respect to the particular Global Certificate or Global Certificates; provided, that if no Depositary is named with respect to a Series or Tranche of Securities represented by one or more Global Certificates, the Depositary shall be DTC.
“Dollar” or “$” means the coin or currency of the United States which as of the time of payment is legal tender for the payment of public and private debts.
“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 2.12(f) hereof.
“DTC” means The Depository Trust Company (and any successor thereto).
“Euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system (and any successor thereto).
“Event of Default” means any event or condition specified as such in Section 5.1 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Securities” means the Securities to be issued in any Registered Exchange Offer pursuant to Section 2.8(f) hereof.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Exchange Rate Officer’s Certificate” means a certificate setting forth (a) the applicable Market Exchange Rate or the applicable quotation and (b) the Dollar or Foreign Currency amounts payable on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable Series of Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Paying Agent and Registrar with a copy to the Trustee.

“Foreign Currency” means any Currency, including, without limitation, the Euro, issued by the government of one or more countries, other than the United States, or by any recognized confederation or association of such governments.
“Global Certificate” means any Security Certificate representing all or a portion of Securities of a Series, registered in the name of the Depositary or its nominee, and issued in accordance with Article 2 hereof (including any Restricted Global Certificate and any Unrestricted Global Certificate).
“Global Certificate Legend” means the legend set forth in Section 2.8(g)(ii) hereof, which is required to be placed on all Global Certificates representing Securities of a Series issued under this Indenture.
“Guarantee” means, individually, any guarantee of payment of the Securities by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees. Each Guarantee will be in the form prescribed by this Indenture.
“Guarantor” means:
(1)    each Subsidiary on the date hereof that guarantees indebtedness of the Company under the Credit Agreement and is a signatory to this Indenture; and
(2)    any other Subsidiary that executes a supplemental indenture in accordance with the provisions of this Indenture, including pursuant to Section 3.12 hereof;
and their respective successors and assigns, in each case, until such Person is released from its Guarantee in accordance with Section 10.6 hereof.
“Government Obligations” means securities which are (a) direct obligations of the government which issued the Currency in which the Securities of a particular Series are denominated or (b) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the Currency in which the Securities of such Series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the Currency in which the Securities of such Series are denominated and are not callable or redeemable at the option of the issuer thereof.
“Holder” or “Holder of Securities” or other similar terms mean the Registered Holder of a Security.
“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.
“Indirect Participant” means a Person who holds a beneficial interest in a Security of a Series represented by a Global Certificate through a Participant.
“Interest,” when used with respect to non-interest bearing Securities of a Series, means interest payable at maturity, when used with respect to interest bearing Securities, means interest payable on each interest payment date and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.7 hereof or otherwise, includes such Additional Amounts.
“legal defeasance” has the meaning specified in Section 11.1(c)(i) hereof.
“Letter of Representations” has the meaning specified in Section 2.1(c)(vi) hereof.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities of a Series for use by such Holders in connection with a Registered Exchange Offer.
“Lien” has the meaning specified in Section 3.5 hereof.
“Market Exchange Rate” has the meaning specified in Section 2.12(g) hereof.
“Non-U.S. Person” means a Person other than a U.S. Person.
“Officer” means the chairman and vice chairman of the Board of Directors, the president, any vice president, the treasurer, the secretary or any assistant secretary or assistant treasurer of the Company or any Guarantor, as the case may be.
“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee. Each such Officer’s Certificate shall include the statements provided for in Section 12.5 hereof, if and to the extent required hereby.
“Opinion of Counsel” means an opinion in writing (including electronic format) signed by legal counsel who may be an employee of or counsel to the Company or any Guarantor, as the case may be, and who is satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 12.5 hereof, if and to the extent required hereby.
“Original Issue Discount Security” means any Security of a Series which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 hereof.
“Outstanding,” when used with reference to Securities, shall mean, subject to the provisions of Sections 7.4 and 12.17 hereof, as of any particular time, all Securities represented by Security Certificates authenticated and delivered by the Trustee under this Indenture, except:
(a)    Securities represented by Security Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(b)    Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency shall have been deposited in trust with the Trustee or with any paying agent (other than the Company or a Guarantor) or shall have been set aside, segregated and held in trust by the Company for the holders of beneficial interests in such Securities (if the Company shall act as its own paying agent), provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, irrevocable notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)    Securities represented by Security Certificates in substitution for which other Security Certificates shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 hereof (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a valid and binding obligation of the Company).
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.
“Paying Agent” means any Person (which may include the Company and any Guarantor) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.
“Permitted Lien” means (i) Liens on the Capital Stock of a Covered Subsidiary to secure indebtedness incurred to finance the purchase price of such Capital Stock; (ii) Liens on the Capital Stock of a Covered Subsidiary existing at the time such Person becomes a Covered Subsidiary (including, without limitation, by merger into or consolidation with the Company or a Covered Subsidiary), provided, that any such Lien is not incurred in anticipation of such Person becoming a Covered Subsidiary; (iii) Liens on the Capital Stock of a Covered Subsidiary to secure indebtedness to the Company or a Covered Subsidiary, provided, that such indebtedness is owned or held by the Company or a Covered Subsidiary; and (iv) extensions, renewals, refinancings or replacements of any Lien referred to in the foregoing clauses (i), (ii) and (iii); provided, however, that any Liens permitted by any of the foregoing clauses (i) and (ii) shall not extend to or cover any additional Capital Stock of a Covered Subsidiary, other than the property that previously secured such Lien.
“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
“Place of Payment,” has the meaning specified in Section 3.2 hereof.
“Principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.”
“QIB” means a “qualified institutional buyer” as such term is defined in Rule 144A.
“Receiver” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“record date” has the meaning specified in Section 2.7 hereof.
“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Registered Holder,” when used with respect to a Security means the person in whose name such Security is registered in the Securities Register.

“Registrar” has the meaning specified in Section 2.8(i)(i) hereof.
“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of January 13, 2023, among the Company and the other parties thereto, as such agreement may be amended, modified or supplemented from time to time and, with respect to any additional Securities of the same Series that are the subject of such Registration Rights Agreement, one or more additional registration rights agreements among the Company and the other parties thereto, as such agreement or agreements may be amended, modified or supplemented from time to time, and (ii) any subsequent registration rights agreement identified in an Officer’s Certificate, or in an indenture supplemental hereto, relating to the issuance of the Securities of any Series, as such agreement may be amended, modified or supplemented from time to time and, with respect to any additional Securities of the same Series that are the subject of such registration rights agreement, one or more additional registration rights agreements among the Company and the other parties thereto, as such agreement or agreements may be amended, modified or supplemented from time to time, in each case relating to rights given by the Company to the Holders of Securities to register such Securities under the Securities Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Certificate” means a Global Certificate bearing the Global Certificate Legend and the Restrictive Legend and deposited with and registered in the name of the Depositary or its nominee initially representing the aggregate outstanding principal amount of Securities of a Series (together with any other Regulation S Global Certificate representing Securities of such Series) equal to the outstanding principal amount of the Securities of such Series sold for initial resale in reliance on Regulation S.
“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Certificate” means a Definitive Certificate bearing the Restrictive Legend.
“Restricted Global Certificate” means a Global Certificate bearing the Restrictive Legend.
“Restricted Period” means, in respect of any Security issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Security.
“Restricted Security Certificates” means Restricted Global Certificates and Restricted Definitive Certificates.

“Restrictive Legend” means the legend set forth in Section 2.8(g)(i) hereof to be placed on all Restricted Security Certificates representing Securities issued under this Indenture.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Register” has the meaning specified in Section 2.8(i)(i) hereof.
“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities represented by Security Certificates that have been authenticated and delivered under this Indenture.
“Security Certificates” means Global Certificates and Definitive Certificates.
“Series” or “Series of Securities” means a series of Securities, which may be comprised of one or more Tranches. Subject to Section 2.3(c) hereof, the Securities of a Series shall be identical.
“Subsidiary” means any corporation or other entity which is consolidated in the Company’s accounts and any corporation or other entity of which at least a majority of the outstanding Capital Stock having, by the terms thereof, ordinary voting power to elect a majority of the board of directors (or equivalent body) of such corporation or such other entity (irrespective of whether or not at the time Capital Stock of any other class or classes of such corporation or such other entity shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.
“Tranche” means a group of Securities which (a) are of the same Series and (b) are substantially identical to any previously issued Tranche or Tranches of such Series except for, as applicable, the issue date, the offering price and the amount and date of the first payment of interest specified in the applicable Board Resolution, Officer’s Certificate or supplemental indenture.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the Person identified as “Trustee” in the first paragraph of this Indenture and, subject to the provisions of Article 6 hereof, any successor trustee.
“U.S. Person” means, unless otherwise specified with respect to any Securities pursuant to Section 2.3 hereof, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
“Unrestricted Definitive Certificate” means a Definitive Certificate that does not bear, and is not required to bear, the Restrictive Legend.
“Unrestricted Global Certificate” means a Global Certificate that does not bear, and is not required to bear, the Restrictive Legend.
“Valuation Date” has the meaning specified in Section 2.12(c) hereof.
“Vice president,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”
ARTICLE 2
SECURITIES
SECTION 2.1    Forms Generally.
(a)    The Security Certificates representing Securities of each Series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution, an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the Currency or denomination, which may be Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officer executing such Security Certificates as evidenced by such Officer’s execution of the Securities Certificates. Definitive Certificates shall be printed, lithographed, engraved or produced in any manner in accordance with this Indenture, all as determined by the Officer executing such Definitive Certificates as evidenced by such Officer’s execution of such Definitive Certificates.
(b)    Notwithstanding anything to the contrary contained herein, Securities of any Series issued in a transaction exempt from or not subject to the registration requirements of the Securities Act shall be initially represented by one or more Restricted Global Certificates which shall contain the Global Certificate Legend thereon and a “Schedule of Exchanges of Interests in the Global Certificate.” Each Global Certificate shall represent such aggregate principal amount of the outstanding Securities of such Series as shall be specified therein and each shall provide that (together with any other Global Certificate representing Securities of such Series) it shall represent the aggregate principal amount of outstanding Securities of such Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of such Series represented thereby may, from time to time, be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian in connection with any transfer of a beneficial interest therein pursuant to Section 2.8 hereof.
(c)
(i)    This Section 2.1(c) shall apply only to Securities represented by Global Certificates. Participants and Indirect Participants shall have no rights under this Indenture or with respect to any Global Certificate held on their behalf by the Depositary or by the Custodian, and the Depositary (or its nominee) shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Securities represented by such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Certificate.
(ii)    Except as provided in Section 2.8(a) hereof, all of the Securities of any Series represented by a Global Certificate or Global Certificates shall be registered in the Securities Register in the name of Cede & Co., as nominee of the Depositary; provided, that if the Depositary shall request that the Securities of such Series represented by such Global Certificate or Global Certificates be registered in the name of a different nominee, the Trustee shall exchange all or any portion of the Securities of such Series represented by such Global Certificate or Global Certificates for an equal aggregate principal amount of Securities of such Series represented by a Global Certificate or Global Certificates registered in the name of such different nominee. No Person other than the Depositary or its nominee shall be entitled to receive from the Company or the Trustee either a Global Certificate or any other evidence of ownership of the Securities of such Series, or any right to receive any payment in respect thereof, unless the Depositary or its nominee shall transfer ownership of record of all or any portion of the Securities of such Series on the Securities Register as provided in Section 2.8(a) hereof or otherwise in accordance with the Global Certificate Legend.
(iii)    So long as any Securities of a Series are registered in the name of the Depositary or any nominee thereof, all payments of the principal or redemption price of, or interest on, such Securities shall be made to the Depositary or its nominee in accordance with any Letter of Representations, as applicable, on the dates provided for such payments in accordance with the terms of this Indenture. Each such payment to the Depositary or its nominee shall be valid and effective to fully discharge all liability of the Company and the Trustee with respect to such payment of the principal or redemption price of, or interest on, the Securities of such Series to the extent of the sum or sums so paid. In the event of the redemption of less than all of the Securities of any Series outstanding, the Trustee shall not require surrender by the Depositary or its nominee of the Global Certificates representing Securities of such Series so redeemed, but the

Depositary (or its nominee) or the Custodian, if applicable, may retain each such Global Certificate and make an appropriate notation on each such Global Certificate (or on the books and records of the Trustee, Custodian and/or Registrar in accordance with the procedures of the Depositary) as to the amount of such partial redemption; provided, that the Depositary (or its nominee) shall deliver, or cause to be delivered, to the Trustee, a written confirmation of such partial redemption and thereafter the records maintained by the Trustee shall be conclusive as to the amount of the Securities of such Series which have been redeemed.
(iv)    The Company and the Trustee may treat the Depositary (or its nominee) as the sole and exclusive Holder and owner of the Securities of any Series registered in its name (or the name of its nominee) for the purposes of payment of the principal or redemption price of, or interest on, the Securities of such Series, selecting the Securities of such Series or portions thereof to be redeemed, giving any notice permitted or required to be given to Holders under this Indenture, registering the transfer of Securities of any Series, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever; and neither the Company nor the Trustee shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any Participant or Indirect Participant, any person claiming a beneficial ownership interest in the Securities of such Series under or through the Depositary or any Participant or Indirect Participant, or any other person which is not shown on the Securities Register as being a Holder, with respect to (A) the Securities of such Series, (B) the accuracy of any records maintained by the Depositary or any Participant or Indirect Participant, (C) the payment by the Depositary or any Participant or Indirect Participant of any amount in respect of the principal or redemption price of, or interest on, the Securities of such Series, (D) any notice which is permitted or required to be given to Holders under this Indenture, (E) the selection by the Depositary or any Participant or Indirect Participant of any Person to receive payment in the event of a partial redemption of the Securities of such Series or (F) any consent given or other action taken by the Depositary as Holder.
(v)    So long as the Securities of any Series or any portion thereof are registered in the name of the Depositary or any nominee thereof, all notices required or permitted to be given to the Holders of such Securities under this Indenture shall be given to the Depositary at its address shown in the Securities Register (or in any other manner in accordance with the procedures of the Depositary) or as provided in any Letter of Representations, as applicable.
(vi)    If so required by the Applicable Procedures at or prior to settlement for the Securities of any Series subject to this Section 2.1(c), the Company shall execute, or signify their approval of, a letter of representations (the “Letter of Representations”) applicable to the Securities of such Series.
(d)    The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, or any successor publications, shall be applicable to transfers of beneficial interests in Global Certificates that are held by Participants through Euroclear or Clearstream.
(e)    The Company shall exchange Global Certificates representing Securities of any Series for Definitive Certificates of such Series only if: (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Certificates of such Series or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice; (ii)  an Event of Default with respect to the Securities of such Series has occurred and is continuing; or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Certificates under this Indenture (although Regulation S Global Certificates at the Company’s election pursuant to this clause (iii) may not be exchanged for Definitive Certificates prior to (x) the expiration of the Restricted Period and (y) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act).
(f)    Upon the occurrence of any of the events set forth in clauses (i), (ii) or (iii) of paragraph (e) of this Section 2.1, the Company shall execute, and, upon receipt of an order in accordance with Section 2.4 hereof, the Trustee shall authenticate and deliver, Definitive Certificates that the Company has delivered to the Trustee representing Securities of such Series, in authorized denominations, in an aggregate principal amount equal to the principal amount of such Holder’s Global Certificates representing Securities of such Series in exchange for such Global Certificates.
(g)    Upon the exchange of a Global Certificate representing Securities of a Series for Definitive Certificates representing Securities of such Series, Securities represented by such Global Certificates shall be canceled by the Trustee. Securities represented by Definitive Certificates of a Series issued in exchange for a Global Certificate of such Series pursuant to this Section 2.1 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee or such agent shall deliver such Definitive Certificates to or as directed in writing by the Persons in whose names such Securities represented by the Definitive Certificates are so registered or to the Depositary.
SECTION 2.2    Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Security Certificates shall be in substantially the following form:
This is one of the Security Certificates representing Securities of the Series designated herein and referred to in the within-mentioned Indenture.

Date:	CITIBANK, N.A., as Trustee

By
Authorized Signatory

SECTION 2.3    Amount Unlimited; Issuable in Series.
(a)    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
(b)    The Securities may be issued in one or more Series. There shall be set forth in (i) a Board Resolution, (ii) an Officer’s Certificate or (iii) one or more indentures supplemental hereto, prior to the issuance of Securities of any Series,
(i)    the title of the Securities of such Series (which title shall distinguish the Securities of such Series from all other Securities);
(ii)    any limit upon the aggregate principal amount of the Securities of such Series that may be issued under this Indenture (except for Securities represented by Security Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to Sections 2.8, 2.9, 2.11 or 13.3 hereof);
(iii)    if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of such Series will be offered;
(iv)    the date or dates on which the principal of the Securities of such Series is payable;
(v)    the rate or rates, which may be fixed or variable, at which the Securities of such Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest and principal is payable;
(vi)    the place or places where the principal and interest on Securities of such Series shall be payable (if other than as provided in Section 3.2 hereof);
(vii)    the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, in whole or in part, at the option of the Company;

(viii)    if other than the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon declaration of acceleration of the maturity pursuant to Section 5.1 hereof or provable in bankruptcy pursuant to Section 5.2 hereof;
(ix)    the obligation, if any, of the Company to redeem, purchase or repay Securities of such Series at the option of a Holder thereof and the price or prices in the currency in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(x)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations, which may be in Dollars or any Foreign Currency, in which Securities of such Series shall be issuable;
(xi)    the form of the Security Certificates representing the Securities of such Series, including such legends as required by this Indenture, by law or as the Company deems necessary or appropriate;
(xii)    whether the Securities of such Series shall be initially represented by one or more Global Certificates and, if so, if different than the terms set forth in this Indenture, whether and on what terms the Global Certificates shall be exchangeable for Definitive Certificates representing Securities of such Series and the name of any Custodian and/or Depositary for such Global Certificates;
(xiii)    the Currency or Currencies in which payments of interest or principal and other amounts are payable with respect to the Securities of such Series are to be denominated, payable, redeemable or repurchasable, as the case may be and specifically state when such Series of Securities allows for the Holders of such Series to elect the Currency for their principal and interest payments thereon, pursuant to Section 2.12 hereof; provided, that Holders of Securities denominated in Dollars shall not have such option to elect the Currency of their principal and interest payments thereon;
(xiv)    if applicable, the name of the Currency Determination Agent, Paying Agent and Registrar, when such Series allows for the Registered Holders thereof to elect the Currency for their principal and interest payments thereon pursuant to Section 2.12 hereof;
(xv)    if the principal of, or any premium or interest on, or any Additional Amounts with respect to any of such Securities of such Series are to be payable, at the election of the Company or a Guarantor or a Registered Holder thereof or otherwise, in Dollars, or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which and the other terms and conditions upon which such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Guarantor or a Registered Holder thereof or otherwise, in a Foreign Currency;
(xvi)    if applicable, under what circumstances the Securities of such Series shall be convertible into Securities of any other Series;
(xvii)    if other than the Trustee, any trustees, authenticating or paying agents, registrars or any other agents with respect to the Securities of such Series;
(xviii)    if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1(a) hereof;
(xix)    any deletions from or modifications or additions to the Events of Default or covenants of the Company with respect to Securities of such Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;
(xx)    whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 3.7 hereof on the Securities of such Series to any Holder in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in the event such Additional Amounts become payable (and the terms of any such option);
(xxi)    the identification of a Registration Rights Agreement, if any, with respect to the Securities of such Series and any other terms and conditions related to such Registration Rights Agreement that apply to the Securities of such Series; and
(xxii)    any other terms or conditions upon which the Securities of such Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).
(c)    The Securities of a Series may be comprised of one or more Tranches which may be issued on different dates; provided, however, that all Tranches of a Series of Securities shall be substantially identical to any previously issued Tranches of such Series of Securities, except for, as applicable, the issue date, the offering price and the amount and date of the first payment of interest specified in the applicable Board Resolution, Officer’s Certificate or supplemental indenture.
SECTION 2.4    Authentication and Delivery of Security Certificates. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Security Certificates representing Securities of any Series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Security Certificates to or upon the written order of the Company, signed by an Officer without any further action by the Company. In authenticating such Security Certificates and accepting the additional responsibilities under this Indenture in relation to the Securities represented by such

Security Certificates, the Trustee shall be entitled to receive and (subject to Section 6.1 and Section 6.2 hereof) shall be fully protected in relying upon:
(a)    an executed Board Resolution, Officer’s Certificate or supplemental indenture setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3 hereof, respectively;
(b)    an Officer’s Certificate, complying with Section 12.5 hereof, stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been, or will have been upon compliance with such procedures as may be specified therein, complied with; and
(c)    an Opinion of Counsel stating that:
(i)    such Securities have been authorized by all requisite corporate action on the part of the Company;
(ii)    such Security Certificates have been duly executed by the Company; and
(iii)    such Security Certificates, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the applicable purchase agreement and this Indenture (including any amendments or supplements thereto), will constitute valid and binding obligations of the Company, entitled to the benefits of this Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York, subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or law) and other customary qualifications and exceptions.
If all the Securities of any Series are not to be issued at one time, the Company shall deliver to the Trustee an Officer’s Certificate on the date of each issuance of Securities of such Series.
The Trustee shall have the right to decline to authenticate and deliver any Security Certificate under this Section 2.4 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith determines that such action would expose the Trustee to personal liability to existing Holders.
SECTION 2.5    Execution of Security Certificates. The Security Certificates shall be signed on behalf of the Company by an Officer, which may, but need not, be attested. Such signature may be the manual or facsimile or other electronic (in “.pdf” format) signatures of the present or any future such Officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security represented by such Security Certificate that has been duly authenticated and delivered by the Trustee.
SECTION 2.6    Certificate of Authentication. Only Securities represented by such Security Certificates as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual or facsimile or other electronic (in “.pdf” format) signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication by the Trustee upon any Security Certificate executed by the Company shall be conclusive evidence that the Security Certificate so authenticated has been duly authenticated and delivered hereunder and that the Holder of the Securities represented thereby is entitled to the benefits of this Indenture.
SECTION 2.7    Denomination and Date of Securities; Payments of Interest.
The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3 hereof. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, which may be in Dollars or any Foreign Currency, and interest shall be computed, except as may be otherwise provided in the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the relevant Series, on the basis of a 360-day year of twelve 30-day months. The Security Certificate shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officer of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
Each Security Certificate shall be dated the date of its authentication, and the Securities represented thereby shall bear interest from such date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.3 hereof.
Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest.
The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.
Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section 2.7) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of having been such Holder; and such defaulted interest may be paid by the Company, at its election, in each case as provided in paragraph (a) or paragraph  (b) of this Section 2.7 as follows:
(a)    The Company may elect to make payment of any defaulted interest to the persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed by the Company in the following manner. At least 15 days prior to the special record date, the Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Security of such Series, the special record date thereof and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the appropriate Currency to be paid, and equal to the aggregate amount proposed to be paid in respect of such defaulted interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this paragraph (a). The Company shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series, which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment. The Trustee shall promptly and at the sole expense of the Company, cause notice of the proposed payment of such defaulted interest and the special record date thereof to be delivered by electronic means or mailed, first class postage prepaid, to each Registered Holder at such Registered Holder’s address as it appears in the Securities Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been so delivered by electronic means or mailed, such defaulted interest in respect of Securities of such Series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered at the close of business on such special record date and such defaulted interest shall no longer be payable pursuant to paragraph (b) of this Section 2.7.
(b)    The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such Series may be listed, and upon such notice as may be required by such exchange, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause.
Subject to the foregoing provisions of this Section 2.7, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to accrued and unpaid interest which were carried by such other Security.
SECTION 2.8    Registration, Transfer and Exchange.
(a)    Transfer and Exchange of Global Certificates. A Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.1(e) hereof and subject to the other conditions set forth in this Section 2.8, Definitive Certificates shall be issued in exchange for Global Certificates in denominations of $2,000 or integral multiples of $1,000 in excess thereof (or such other denominations set forth in the Global Certificates) and in such names as the Depositary shall instruct the Trustee in writing. Global Certificates also may be exchanged or replaced, in whole or in part, as provided in Sections 2.9 and 2.11 hereof. Except as provided above, every Security Certificate authenticated and delivered in exchange for, or in lieu of, a Global Certificate or any portion thereof, pursuant to this Section 2.8 or Sections 2.9 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Certificate. A Global Certificate may not be exchanged for another Security Certificate other than as provided in this Section 2.8(a), and beneficial interests in a Global Certificate may not be transferred and exchanged other than as provided in Section 2.8(b), (c) or (f) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Certificates. The transfer and exchange of beneficial interests in the Global Certificates shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Certificates shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Certificates also shall require compliance with either clause (i) or (ii) of this Section 2.8(b), as applicable, as well as one or more of the other following clauses, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Certificate. Beneficial interests in any Restricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Certificate in accordance with the transfer restrictions set forth in the Restrictive Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in any Regulation S Global Certificate may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act. Beneficial interests in any Unrestricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.8(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Certificates. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.8(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Certificate shall be registered to effect the transfer or exchange referred to in clause (B)(1) above; provided, that in no event shall Definitive Certificates be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Certificate prior to (x) the expiration of the Restricted Period therefor and (y) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.8(f) hereof, the requirements of this Section 2.8(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the applicable Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Certificates. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Certificates contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Certificate(s) pursuant to Section 2.8(h) hereof.
(iii)    Transfer of Beneficial Interests in a Restricted Global Certificate to Another Restricted Global Certificate. A holder of a beneficial interest in a Restricted Global Certificate may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Certificate if the transfer complies with the requirements of Section 2.8(b)(ii) hereof and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a 144A Global Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (1) thereof; and
(B)    if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Regulation S Global Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in Restricted Global Certificates to Beneficial Interests in Unrestricted Global Certificates. A holder of a beneficial interest in a Restricted Global Certificate may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Certificate or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate only if the exchange or transfer complies with the requirements of Section 2.8(b)(ii) hereof and:
(A)    such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(C)    the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (l)(a) thereof, or (2) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (C), an Opinion of Counsel (at such holder’s sole expense) in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restrictive Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (C) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate, one or more Unrestricted Global Certificates in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.
Beneficial interests in an Unrestricted Global Certificate cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Certificate.
(c)    Transfer and Exchange of Beneficial Interests in Global Certificates for Definitive Certificates.
(i)    Transfer or Exchange of Beneficial Interests in Restricted Global Certificates to Restricted Definitive Certificates. Subject to the limitations in Section 2.1(e) hereof, if any holder of a beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Certificate, then, if the exchange or transfer complies with the requirements of Section 2.8(b)(ii) hereof, upon receipt by the Registrar of the following:
(A)    if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for Securities represented by a Restricted Definitive Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel (at such holder’s sole expense) required by item (3)(d) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Company or any of its subsidiaries, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Certificate to be reduced accordingly pursuant to Section 2.8(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions referred to below in this paragraph a Definitive Certificate in the applicable principal amount. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this Section 2.8(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or otherwise deliver such Definitive Certificates to the Persons in whose names such Securities are so registered at the expense of the Company. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this Section 2.8(c)(i) (except transfers pursuant to clause (G) above) shall bear the Restrictive Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Exchange of Beneficial Interests in Regulation S Global Certificate to Definitive Certificates. Notwithstanding Sections 2.8(c)(i)(A) and 2.8(c)(i)(C) hereof, a beneficial interest in the Regulation S Global Certificate may not be exchanged for a

Definitive Certificate or transferred to a Person who takes delivery thereof in the form of a Definitive Certificate prior to (A) the expiration of the Restricted Period and (B) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Transfer or Exchange of Beneficial Interests in Restricted Global Certificates to Unrestricted Definitive Certificates. Subject to the limitations in Section 2.1(e) hereof, a holder of a beneficial interest in a Restricted Global Certificate may exchange such beneficial interest for an Unrestricted Definitive Certificate or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate only if the exchange or transfer complies with the requirements of Section 2.8(b)(ii) hereof and:
(A)    such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(C)    the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for an Unrestricted Definitive Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof, or (2) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (C), an Opinion of Counsel (at such holder’s sole expense) in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restrictive Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Certificates to Unrestricted Definitive Certificates. Subject to the limitations in Section 2.1(e) hereof, if any holder of a beneficial interest in an Unrestricted Global Certificate proposes to exchange such beneficial interest for an Unrestricted Definitive Certificate or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate, then, if the exchange or transfer complies with the requirements of Section 2.8(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Certificate to be reduced accordingly pursuant to Section 2.8(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions referred to below in this paragraph an Unrestricted Definitive Certificate in the applicable principal amount. Any Unrestricted Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 2.8(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Certificates to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 2.8(c)(iv) shall not bear the Restrictive Legend.
(d)    Transfer and Exchange of Definitive Certificates for Beneficial Interests in the Global Certificates.
(i)    Transfer or Exchange of Restricted Definitive Certificates to Beneficial Interests in Restricted Global Certificates. If any holder of a Restricted Definitive Certificate proposes to exchange such Restricted Definitive Certificate for a beneficial interest in a Restricted Global Certificate or to transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Certificate, then, upon receipt by the Registrar of the following:
(A)    if the holder of such Restricted Definitive Certificate proposes to exchange such Restricted Definitive Certificate for a beneficial interest in a Restricted Global Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Certificate is being transferred to a QIB in accordance with Rule 144A, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Certificate is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Certificate is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Certificate is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel (at such holder’s sole expense) required by item (3)(d) thereof, if applicable;
(F)    if such Restricted Definitive Certificate is being transferred to the Company or any of its subsidiaries, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Certificate is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Certificate and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Certificate.
(ii)    Transfer or Exchange of Restricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A holder of a Restricted Definitive Certificate may exchange such Restricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate or may transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate only if:
(A)    such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such Restricted Definitive Certificate to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected by a broker-dealer pursuant to an Exchange Registration Statement in accordance with the Registration Rights Agreement; or
(C)    the Registrar receives the following: (1) if the holder of such Restricted Definitive Certificate proposes to exchange such Restricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (l)(c) thereof, or (2) if the holder of such Restricted Definitive Certificate proposes to transfer such Restricted Definitive Certificate to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (C), an Opinion of Counsel (at such holder’s sole expense) in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restrictive Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.8(d)(ii), the Trustee shall cancel the Restricted Definitive Certificates and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Certificate.
If any such exchange or transfer from a Restricted Definitive Certificate to a beneficial interest in an Unrestricted Global Certificate is effected pursuant to this Section 2.8(d)(ii) at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate, one or more Unrestricted Global Certificates in an aggregate principal amount equal to the principal amount of Restricted Definitive Certificates so exchanged or transferred.
(iii)    Transfer or Exchange of Unrestricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A holder of an Unrestricted Definitive Certificate may exchange such Unrestricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate or may transfer such Unrestricted Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Certificate and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Certificates.
If any such exchange or transfer from an Unrestricted Definitive Certificate to a beneficial interest in an Unrestricted Global Certificate is effected pursuant to this Section 2.8(d)(iii) at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more Unrestricted Global Certificates in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Certificates so exchanged or transferred.
(e)    Transfer and Exchange of Definitive Certificates for Definitive Certificates. Upon request by a holder of Definitive Certificates and such holder’s compliance with the provisions of this Section 2.8(e), the Registrar shall register the transfer or exchange of Definitive Certificates. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Certificates to be so transferred or exchanged, duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.8(e).
(i)    Transfer of Restricted Definitive Certificates to Restricted Definitive Certificates. A holder of a Restricted Definitive Certificate may transfer such Restricted

Definitive Certificate to a Person who takes delivery thereof in the form of a Restricted Definitive Certificate if the Registrar receives the following:
(A)    if such Restricted Definitive Certificate is being transferred to a QIB in accordance with Rule 144A, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (1) thereof;
(B)    if such Restricted Definitive Certificate is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (2) thereof; or
(C)    if such Restricted Definitive Certificate is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certificate from the holder thereof in the form of Exhibit A hereto, including the certifications in item (3) thereof and, if applicable, the certificates and Opinion of Counsel (at such holder’s sole expense) required by item (3)(d) thereof.
(ii)    Transfer or Exchange of Restricted Definitive Certificates to Unrestricted Definitive Certificates. A holder of a Restricted Definitive Certificate may exchange such Restricted Definitive Certificate for an Unrestricted Definitive Certificate or may transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate only if:
(A)    such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such Restricted Definitive Certificate to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected by a broker-dealer pursuant to an Exchange Registration Statement in accordance with the Registration Rights Agreement; or
(C)    the Registrar receives the following: (1) if the holder of such Restricted Definitive Certificate proposes to exchange such Restricted Definitive Certificate for an Unrestricted Definitive Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (l)(d) thereof, or (2) if the holder of such Restricted Definitive Certificate proposes to transfer such Restricted Definitive Certificate to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Certificate, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (C), an Opinion of Counsel (at such holder’s sole expense) in form reasonably acceptable to the

Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restrictive Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Transfer of Unrestricted Definitive Certificates to Unrestricted Definitive Certificates. A holder of an Unrestricted Definitive Certificate may transfer such Unrestricted Definitive Certificate to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Certificates pursuant to the instructions from the holder thereof.
(f)    Registered Exchange Offer. Upon the consummation of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee will authenticate:
(i)    one or more Unrestricted Global Certificates constituting Exchange Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Certificates or the Restricted Definitive Certificates accepted for exchange in such Registered Exchange Offer in accordance with Section 2.8(b)(iv)(A), (b)(iv)(B), (d)(ii)(A) or (d)(ii)(B), as applicable; and
(ii)    Unrestricted Definitive Certificates constituting Exchange Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Certificates or the Restricted Definitive Certificates accepted for exchange in such Registered Exchange Offer in accordance with Section 2.8(c)(iii)(A), (c)(iii)(B), (e)(ii)(A) or (e)(ii)(B), as applicable.
Concurrently with the issuance of the Exchange Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Certificates so accepted for exchange to be reduced accordingly pursuant to Section 2.8(h) hereof and shall cancel the Restricted Definitive Certificates so accepted for exchange.
(g)    Legends. The following legends shall appear on the face of all Global Certificates and Definitive Certificates issued under this Indenture.
(i)    Restrictive Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Certificate and each Definitive Certificate (and all Security Certificates executed, authenticated and delivered in exchange therefor or substitution thereof in accordance with the provisions of this Indenture) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR

OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE {IN THE CASE OF 144A GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATEST OF THE DATE OF THE ORIGINAL ISSUANCE HEREOF, THE DATE OF THE ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”)}{IN THE CASE OF REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATEST OF THE DATE OF THE ORIGINAL ISSUANCE HEREOF, THE DATE OF THE ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S (THE “RESALE RESTRICTION TERMINATION DATE”)}, EXCEPT (A) (I) TO THE COMPANY OR ANY PARENT OR SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE

PURSUANT TO SUBCLAUSES (IV) OR (V) OF CLAUSE (2)(A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. {IN THE CASE OF REGULATION S GLOBAL CERTIFICATES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.}
NO EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR GOVERNMENTAL, CHURCH OR FOREIGN PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON U.S. LAW SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH EMPLOYEE BENEFIT PLANS OR ARRANGEMENTS (EACH, A “PLAN”), AND NO PERSON ACTING ON BEHALF OF OR INVESTING “PLAN ASSETS” OF A PLAN, MAY ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN), UNLESS THE ACQUISITION AND HOLDING OF THIS NOTE (OR SUCH INTEREST) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, THE ACQUISITION AND HOLDING DOES NOT VIOLATE ANY SIMILAR LAW). THE ACQUISITION BY ANY PERSON OF THIS NOTE (OR ANY INTEREST HEREIN) SHALL CONSTITUTE A REPRESENTATION BY SUCH PERSON TO THE COMPANY AND THE TRUSTEE THAT EITHER (I) SUCH PERSON IS NOT A PLAN AND IS NOT ACQUIRING THIS NOTE (OR SUCH INTEREST) ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION AND HOLDING DOES NOT VIOLATE ANY SIMILAR LAW).”

(B)    Notwithstanding subparagraph (A) above, any Global Certificate or Definitive Certificate issued pursuant to Section 2.8(b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) (and all Security Certificates executed, authenticated and delivered in exchange therefor or substitution thereof in accordance with the provisions of this Indenture) will not bear the Restrictive Legend. The Company may also provide a certificate to the Trustee instructing the Trustee that the Restrictive Legend no longer applies or issue one or more new Securities to the Trustee without the Restrictive Legend in replacement of all or part of the Securities with such legend.
(ii)    Global Certificate Legend. Each Global Certificate shall bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO CEDE & CO., ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE (AS DEFINED HEREIN).”
(h)    Cancellation and/or Adjustment of Global Certificates. At such time as all beneficial interests in a Security represented by a particular Global Certificate have been exchanged for beneficial interests in Securities represented by Definitive Certificates or Securities represented by a particular Global Certificate have been redeemed, repurchased or canceled in whole and not in part, each such Global Certificate shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate or for Securities represented by Definitive Certificates, the aggregate principal amount of Securities represented by such Global Certificate shall be reduced accordingly and an endorsement shall be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in

Securities represented by another Global Certificate, the aggregate principal amount of Securities represented by such other Global Certificate shall be increased accordingly and an endorsement shall be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(i)    With respect to the Securities of each Series, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Securities Register”) at an office or agency for such Series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such Series and of transfers of the Securities of such Series. Such office or agency shall be the “Registrar” for that Series of Securities. Unless otherwise specified in or pursuant to this Indenture or the terms of Securities of a Series, the Trustee shall be the initial Registrar for each Series of Securities. The Company shall have the right to remove and replace from time to time the Registrar for any Series of Securities; provided, that no such removal or replacement shall be effective until a successor Registrar with respect to such Series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Registrar with respect to a Series of Securities, it shall have the right to examine the Securities Register for such Series at all reasonable times. There shall be only one Securities Register for each Series of Securities.
(ii)    Upon surrender of any Definitive Certificate for registration of transfer of any Securities of a Series represented thereby at any office or agency for such Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Certificates representing Securities of the same Series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
(iii)    At the option of the Holder, Securities of any Series represented by a Definitive Certificate may be exchanged for other Securities of the same Series represented by a Definitive Certificate containing identical terms and provisions, in any authorized denominations, and representing Securities of a like aggregate principal amount, upon surrender of Definitive Certificates representing Securities to be exchanged at any office or agency for such Series. Whenever any Definitive Certificates are so surrendered for exchange of Securities represented thereby, the Company shall execute, and the Trustee shall authenticate and deliver, the Definitive Certificates which the Holder making the exchange is entitled to receive.
(iv)    Every Security Certificate presented or surrendered for registration of transfer or for exchange or redemption of Securities represented thereby shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Security duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(v)    The Company may not charge a service charge to a holder of a beneficial interest in Securities represented by a Global Certificate or to a Holder of Securities represented by a Definitive Certificate for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 8.5 and 13.3 hereof).
(vi)    All Securities represented by Certificates issued upon any registration of transfer or exchange of Securities represented by other Security Certificates shall be the valid and binding obligations of the Company, evidencing the same debt as the Securities represented by Global Certificates surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
(vii)    Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Article 13 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.
(viii)    Prior to due presentment of any Security Certificate for the registration of transfer of any Security represented thereby, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any such Security is registered upon the Securities Register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing on the Security Certificate representing such Security) for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.
(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.8 to effect a registration of transfer or exchange must be in writing and may be submitted by facsimile or other electronic means.
(x)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including transfers between or among Participants or Indirect Participants or beneficial owners of interests in any Global Certificate) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture or the securities laws of the United States or any state or other jurisdiction. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, Registrar or Custodian.
In connection with the transfer or exchange of any beneficial interest in Securities represented by a Global Certificate or any interest in Securities represented by a Definitive Certificate, in the event the Trustee believes in good faith that such transfer or exchange may violate any applicable securities laws, the Trustee may require an Opinion of Counsel (at the requesting holder’s sole expense) in form reasonably acceptable to the Trustee to the effect that such exchange or transfer complies with the Securities Act and, if applicable, that the restrictions on transfer contained herein and in the Restrictive Legend are no longer required in order to maintain compliance with the Securities Act.
SECTION 2.9    Mutilated, Defaced, Destroyed, Lost and Stolen Security Certificates. In case any Security Certificates shall become mutilated or defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Officer of the Company, the Trustee shall authenticate and deliver, a new Security Certificate bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security Certificate, or in lieu of and substitution for the Security Certificate so destroyed, lost or stolen. In every case, the applicant for a substitute Security Certificate shall furnish to the Company and to the Trustee and to any agent of the Company or the Trustee such security or indemnity that is satisfactory to them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security Certificate and of the ownership of the Securities represented thereby.
Upon the issuance of any substitute Security Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case a Security Certificate represents any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security Certificate) if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity that is satisfactory to them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security Certificate and of the ownership of the Securities represented thereby.
Every substitute Security of any Series issued pursuant to the provisions of this Section 2.9, by virtue of the fact that the Security Certificate representing any such Security has been mutilated, defaced, destroyed, lost or stolen, shall constitute an additional contractual obligation of the Company, whether or not the Security represented by the mutilated, defaced, destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture, equally and proportionately with any and all other Securities of such Series duly issued hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Security Certificates representing any such Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
SECTION 2.10    Cancellation of Security Certificates. All Security Certificates surrendered for payment, redemption, registration of transfer or exchange of the Securities represented thereby, or for credit against any payment in respect of a sinking or analogous fund, shall, if surrendered to the Company or any agent of the Company or the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Security Certificates shall be executed, authenticated and delivered in lieu thereof, except as expressly permitted by this Indenture. The Trustee shall dispose of canceled Security Certificates in accordance with its customary procedures. If the Company shall acquire any of the Securities so surrendered, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the Security Certificates representing such Securities are delivered to the Trustee for cancellation.
SECTION 2.11    Temporary Security Certificates. Pending the preparation of Definitive Certificates for any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Security Certificates representing Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued in any authorized denomination, and substantially in the form of the Definitive Certificates of such Series, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Temporary Security Certificates representing Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security Certificate shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Certificates. Without unreasonable delay the Company shall execute and shall furnish Definitive Certificates of such Series and thereupon temporary Security Certificates of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2 hereof, and the Trustee shall authenticate and deliver in exchange for such temporary Security Certificates of such Series a like aggregate principal amount of Definitive Certificates of the same Series of authorized denominations. Until so exchanged, the temporary Security Certificates of any Series shall be entitled to the same benefits under this Indenture as Definitive Certificates of such Series.

SECTION 2.12    Currency and Manner of Payments in Respect of Securities.
(a)    With respect to Securities of any Series with respect to which the Registered Holders of Security Certificates representing such Securities have not made the election provided for in paragraph (b) of this Section 2.12, the following payment provisions shall apply:
(i)    Except as provided in subparagraph (a)(ii) or in paragraph (e) of this Section 2.12 or in the Securities of any particular Series, or subject to the Applicable Procedures for any Global Certificate, payment of the principal of any Security shall be made on the payment date against surrender of the Security Certificate representing such Security, and payments of principal and interest on any Security shall be made at the Place of Payment by mailing a check or wiring funds in the Currency in which the Securities were issued to the Person entitled thereto at the address of or in accordance with the wire instructions on file of such Person appearing on the Securities Register.
(ii)    Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
(b)    With respect to Securities of any Series, the following payment provisions shall apply, except as otherwise provided in paragraphs (d) and (e) of this Section 2.12:
(i)    The Board of Directors may provide with respect to any Series of such Securities that Registered Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security (the “Currency Option”) by delivering to the Paying Agent and Registrar with a copy to the Trustee a written election, to be in the form and substance similar to the exhibit that will be attached to such Board Resolution, Officer’s Certificate or supplemental indenture pertaining to the issuance of such Series of Securities (the “Currency Election Form”), not later than 5:00 pm New York City time (the “close of business”) on the record date immediately preceding the applicable payment date, which shall include the wire instructions for such Registered Holder. Such election will remain in effect for such Registered Holder until changed by the Registered Holder by delivering a new Currency Election Form to the Paying Agent and Registrar with a copy to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article 13 hereof). Any Registered Holder of any such Security who shall not have delivered any such election to the Paying Agent or Registrar with a copy to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph (a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of Security Certificates representing such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check or wiring funds in the applicable Currency to the Person entitled thereto at the address of or in accordance with the wire instructions on file of such Person appearing on the Securities Register.
(ii)    Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
(c)    With regard to each Series that allows for the Currency Option, not later than the fourth Business Day after the record date for each payment date, the Paying Agent and Registrar will deliver to the Company, with a copy to the Trustee, a written notice specifying (i) the aggregate principal amount of and Currency in which such Securities are denominated for the Registered Holders who submitted timely Currency Election Forms, along with their elected Currency choice, and (ii) the aggregate principal amount of and Currency in which such Securities are denominated for the remaining Registered Holders. The Company shall then deliver to the Paying Agent and Registrar not later than 3:00 p.m., New York City time, on the second Business Day preceding each payment date (A) the required funds in the appropriate Currency or Currencies and (B) a written order that will specify (x) the applicable Exchange Rate Officer’s Certificate and (y) the required amounts of any principal of and interest on the applicable Foreign Currency denominated Securities and any Additional Amounts, in each case, that are due to, and listed separately for, each Registered Holder who was listed on the written notice referred to in the first sentence of this paragraph (c). The Dollar or Foreign Currency amount receivable by Registered Holders who have elected payment in another Currency as provided in paragraph (b) of this Section 2.12 shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) prior to such payment date and set forth in the applicable Exchange Rate Officer’s Certificate.
(d)    If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then, with respect to each date for the payment of principal of and interest on the applicable Foreign Currency denominated Securities occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Paying Agent and by the Paying Agent to the applicable Registered Holders with respect to such payment date shall be, in the case of a Foreign Currency, the Dollar Equivalent of the Foreign Currency, as determined by the Currency Determination Agent in the manner provided in paragraph (g) of this Section 2.12.
(e)    If the Registered Holder elects payment in a specified Currency as provided for by paragraph (b) of this Section 2.12 and a Conversion Event occurs with respect to such elected Currency, such Registered Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Registered Holder shall receive payment in Dollars.
(f)    The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)    For purposes of this Section 2.12 the following term shall have the following meaning:
“Market Exchange Rate” shall mean, for any Currency, the noon Dollar buying rate for that Currency for cable transfers quoted in New York City on the Valuation Date, as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the Currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.
All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified in this Section 2.12 shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Paying Agent, the Registrar and the Trustee for the relevant Series of Securities and all applicable Holders.
In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will promptly give notice thereof to the Paying Agent, the Registrar and the Trustee (and the Trustee will promptly thereafter give such same notice in the manner provided in Section 11.4 hereof to the affected Holders) specifying the Conversion Date.
SECTION 2.13    CUSIP Numbers. The Paying Agent, the Registrar and the Trustee shall each be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently. The Company, in issuing the Securities, may use “CUSIP” numbers or “ISINs” (if then generally in use), and the Trustee shall indicate any “CUSIP” number or “ISIN” of the Securities in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the applicable Security Certificates or as contained in any notice of redemption, and that reliance may be placed only on the other identification numbers printed on the applicable Security Certificates, and any such redemption shall not be affected by any defect in or omission of such numbers, and provided, further, that the Paying Agent, the Registrar and the Trustee shall have no liability for any defect in the “CUSIP” numbers or “ISINs” as they appear on any Security Certificate, notice or elsewhere. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs”.
SECTION 2.14    Global Certificates. If Securities of or within a Series are represented in whole or in part by one or more Global Certificates, any such Global Certificate may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may, from time to time, be reduced or increased to reflect exchanges and transfers of such Securities. Any endorsement of a Global Certificate representing a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the written order of the Company to be delivered to the Trustee pursuant to Section 2.4 hereof. Subject to the provisions of Section 2.4 hereof, the Trustee shall deliver and redeliver any Global Certificate in the manner and upon instructions given by the Person or Persons specified therein or in the applicable written order of the Company. Any instructions by the Company with respect to endorsement, delivery or redelivery of a Global Certificate shall be in writing but need not comply with Section 12.5 hereof and need not be accompanied by an Opinion of Counsel.
Notwithstanding the provisions of Section 3.1 hereof, unless otherwise specified as contemplated by Section 2.4 hereof, payment of principal of and interest on any Security represented by a Global Certificate shall be made to the Person or Persons specified in such Global Certificate.
ARTICLE 3
COVENANTS OF THE COMPANY
SECTION 3.1    Payment of Principal and Interest. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the Currency in which the Securities of such Series are payable, except as otherwise provided pursuant to Section 2.3 hereof for the Securities of such Series and except as provided in Sections 2.12(b), (d) and (e) hereof) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.
SECTION 3.2    Offices for Payment, etc. So long as any of the Securities remain Outstanding, the Company will maintain an office or agency for each Series (a) where Security Certificates may be presented for payment of principal of and interest, if any, on the Securities represented thereby (a “Place of Payment”), (b) where Security Certificates may be presented for registration of transfer and for exchange of the Securities represented thereby as provided in this Indenture and (c) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to Section 2.3 hereof, the Trustee is appointed Paying Agent and Registrar.
SECTION 3.3    Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee in the manner provided in Section 6.10 hereof, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

SECTION 3.4    Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree, subject to the provisions of this Section, that:
(a)    it will hold all sums received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series) in trust for the benefit of the applicable Holders or of the Trustee, and upon the occurrence of an Event of Default with respect to such Series, pay over all such sums received by it to the Trustee,
(b)    it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and
(c)    it will give the Registrar notice of any change of address of any Holder of which it is aware.
The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.
If the Company or any Guarantor shall act as Paying Agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the applicable Holders a sum sufficient to pay such principal or interest so becoming due. The Company or such Guarantor will promptly notify the Trustee of any failure to take such action.
Anything in this Section 3.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held in trust by the Trustee.
Anything in this Section 3.4 to the contrary notwithstanding, any agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 11.3 and 11.4 hereof.
(d)    The Company shall be responsible for making calculations called for under the Securities, including, without limitation, the determination of any redemption price, premium or Additional Amounts or other amounts payable on the Securities. The Company will provide its calculations to the Trustee and, absent manifest error, the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
SECTION 3.5    Limitation on Liens on Capital Stock of Covered Subsidiaries. As long as any Securities are Outstanding, the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur, guarantee or otherwise permit to exist any indebtedness for borrowed money that is secured, directly or indirectly, by any mortgage, pledge, lien, security interest or other encumbrance (a “Lien”), other than a Permitted Lien, on any shares of Capital Stock of any Covered Subsidiary (whether such shares of Capital Stock are owned as of the date of this Indenture or hereafter acquired), unless the Securities are secured equally and ratably with such indebtedness for as long as such indebtedness is so secured; provided, that the foregoing shall not prohibit or limit any Lien required by law, any regulation or order of any governmental or insurance regulatory authority.
SECTION 3.6    Limitation on Disposition of Capital Stock of Covered Subsidiaries.
(a)    As long as any Securities are Outstanding and except in a transaction otherwise governed by this Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights of any kind) of any Covered Subsidiary.
(b)    Notwithstanding the foregoing, Section 3.6(a) hereof shall not apply to such issuance, sale, assignment, transfer or other disposition: (i) subject to Article 9 hereof, that is for at least fair market value (as determined by the Board of Directors acting in good faith); (ii) to the Company, any parent of the Company or any of its directly or indirectly wholly owned Subsidiaries; or (iii) if required by law or any regulation or order of any court of competent jurisdiction or governmental or insurance regulatory authority.
(c)    Notwithstanding the foregoing, the Company may also merge or consolidate any of its Subsidiaries into or with another of the Company’s direct or indirect Subsidiaries.
SECTION 3.7    Additional Amounts. If the terms of Securities of a Series provide for the payment of additional amounts to any Holder in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company or a Guarantor will pay to such Holder thereto such Additional Amounts as may be so provided by Section 2.3 hereof. Whenever in this Indenture or any Security of any series there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of a Series or the net proceeds received on the sale or exchange of a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts only if provided for by the terms of such Series established pursuant to Section 2.3 hereof to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
SECTION 3.8    Calculation of Original Issue Discount. With respect to Original Issue Discount Securities, the Company shall calculate and, if reportable, file with the Trustee promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Code, as amended from time to time.

SECTION 3.9    Compliance Certificate. The Company will deliver to the Trustee for each Series of Securities, on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof during which any Securities are Outstanding, a written statement, signed by its principal executive officer, principal financial officer, corporate treasurer or principal accounting officer, stating whether or not the signer is in compliance with all covenants and conditions under this Indenture or knows of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture and, if so, specifying each such default of which the signer has knowledge and the nature and status thereof. For purposes of this Section 3.9, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
SECTION 3.10    Notice of Default. When any default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any action with respect to a claimed default, the Company will promptly (which shall be within 30 days following the date on which the Company becomes aware of such default, receives notice of such default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and, if applicable, what action the Company is taking or proposes to take with respect thereto.
SECTION 3.11    Company Existence. Subject to Article 9 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its company existence, and the corporate, partnership or other existence of each of its Subsidiaries (including the Guarantors), in accordance with their respective organizational documents (as the same may be amended from time to time); provided, that the Company shall not be required to preserve the corporate, partnership or other existence of its Subsidiaries (except the Guarantors), if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.
SECTION 3.12    Additional Guarantees. If, after the date of this Indenture, any Subsidiary guarantees (or becomes a co-borrower or co-issuer in respect of) the Company’s obligations under the Credit Agreement, then, within 15 days of the occurrence of such event, the Company shall cause such Subsidiary to become a Guarantor hereunder by causing such Subsidiary to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall also deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such Guarantee complies with this Section 3.12 and the execution of such supplemental indenture is authorized and permitted under this Indenture and all covenants and conditions precedent provided for in this Indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.

ARTICLE 4
HOLDERS’ LISTS AND REPORTS BY THE
COMPANY AND THE TRUSTEE
SECTION 4.1    Company to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information; Communications to Holders.
(a)    If the Trustee is not the Registrar for any series of Securities, the Company covenants and agrees that, as long as any such Securities are Outstanding, it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of such Series:
(i)    semi-annually and not more than 5 days after each record date for the payment of interest on such Securities, as specified herein, as of such record date and on dates to be determined pursuant to Section 2.3 hereof for non-interest bearing Securities in each year, and
(ii)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, such list to be as of a date not more than 15 days prior to the time such information is furnished.
(b)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of each Series contained in the most recent list furnished to the Trustee as provided in Section 4.1(a) hereof and the names and addresses of the Holders of each Series received by the Trustee in its capacity as Registrar. The Trustee may dispose of any list furnished to it as provided in Section 4.1(a) hereof upon receipt of a new list so furnished.
(c)    The rights of the Holders of each Series to communicate with other Holders of such Series with respect to their rights under this Indenture or under the Securities or the Guarantees, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
(d)    Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 4.2    Reports by the Company. As long as any Securities are Outstanding, the Company covenants to:
(a)    furnish to the Trustee, within 30 days after the Company is required to file the same with the Commission through its Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), the reports required by Section 314(a)(1) of the Trust Indenture Act, specifically, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to furnish to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(b)    furnish to the Trustee and file with the Commission through EDGAR, in accordance with the rules and regulations prescribed from time to time by the Commission and as required by Section 314(a)(2) of the Trust Indenture Act, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants hereunder, as may be required from time to time by such rules and regulations; and
(c)    furnish to the Holders, within 30 days after the furnishing thereof with the Trustee, as required by Section 314(a)(3) of the Trust Indenture Act and in the manner and to the extent provided in Section 313(c) thereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to Sections 4.2(a) and (b) hereof, as may be required by the rules and regulations prescribed from time to time by the Commission.
Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.2 is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or make independent investigation with respect to any reports, information or documents delivered to the Trustee pursuant to this Section 4.2 and shall hold the same solely as repository. In addition, the Trustee shall have no obligation whatsoever to determine whether or not such reports, information or documents have been filed with the Commission through EDGAR, provided, that the Company shall promptly notify the Trustee in writing whenever it shall have so filed such reports, information or documents.
SECTION 4.3    Reports by the Trustee.
Within 60 days after August 15th of each year commencing with the first August 15th following the first issuance of Securities pursuant to Section 2.3 hereof, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such August 15th with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding August 15th and the date of this Indenture.
The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act, as applicable, at the times specified therein.
Reports pursuant to this Section 4.3 shall be transmitted in the manner and to the Persons required by Section 313(c) of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to the Holders, be furnished to the Company and be filed by the Trustee with each stock exchange, if any, upon which the Securities of any Series are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Securities of such Series become admitted to trading on any national securities exchange.
SECTION 4.4    Rule 144A Information. The Company and the Guarantors covenant that, if at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will make available to any Holder and any prospective purchaser of the Securities, upon such Holder’s or prospective purchaser’s request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A.
ARTICLE 5
REMEDIES OF THE TRUSTEE AND HOLDERS
ON EVENT OF DEFAULT
SECTION 5.1    Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities:
(a)    default in the payment of any interest upon any Security of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or
(b)    default in the payment of the principal of, and premium (if any) on, the Securities of such Series as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or
(c)    failure on the part of the Company or any Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or such Guarantor contained in the Securities of such Series or in this Indenture and relating to such Series for a period of 90 days after the date on which written notice specifying such failure and requiring the Company or such Guarantor to remedy the same and stating that such notice is a “notice of default” hereunder shall have been given by registered or certified mail to the Company or such Guarantor by the Trustee for the Securities of such Series, or to the Company or such Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such Series at the time Outstanding; or
(d)    a default under the Company’s or any Covered Guarantor’s outstanding indebtedness (other than Securities of such Series or the Guarantees) in the payment by the Company or such Covered Guarantor, when due, of an aggregate principal amount of such indebtedness exceeding $75,000,000, or default under any such indebtedness (other than Securities of such Series or the Guarantees) in an aggregate principal amount exceeding $75,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or without such indebtedness having been paid in full, or without there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within ten days after the date on which written notice specifying such default or breach and stating that such notice is a “notice of default” hereunder shall have been given by registered or certified mail to the Company or such Covered Guarantor by the Trustee for the Securities of such Series, or to the Company or such Covered Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such Series at the time Outstanding; or
(e)    (i) the Company or any Covered Guarantor, pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) consents to the appointment of a Receiver of it or for its properties and assets substantially as an entirety; (D) makes a general assignment for the benefit of creditors; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any Covered Guarantor in an involuntary case, (B) appoints a Receiver of the Company or any Covered Guarantor or for their respective properties and assets substantially as an entirety, (C) orders the winding up or liquidation of the Company or any Covered Guarantor, (D) adjudges the Company or any Covered Guarantor bankrupt or insolvent or (E) approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company or any Covered Guarantor, and any such order or decree described in this clause (e)(ii) remains unstayed and in effect for 90 days; provided, however, that any rights and remedies in this Indenture arising under this Section 5.1(e) shall not be enforceable if a resolution or order for the winding up the Company or any Covered Guarantor with a view to a transaction in accordance with Section 9.1 hereof has been issued and such successor Person shall, as a part of such transaction, comply with the requirements of Section 9.1 hereof within 90 days of the date of such resolution or order;
(f)    except as permitted by this Indenture, any Guarantee shall be held by a court of competent jurisdiction in any non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Guarantee; or
(g)    any other Event of Default provided in the applicable Board Resolution, Officer’s Certificate or supplemental indenture pursuant to Section 2.1 and Section 2.3 hereof with respect to Outstanding Securities of such Series;
then, and in each and every such case (other than an Event of Default under clause (e) above), so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration of acceleration, the same shall become and shall be immediately due and payable, anything in this Indenture or in the terms of Securities of such Series contained to the contrary notwithstanding. With respect to an Event of Default described under clause (e) above, the principal of all Securities of such Series shall become immediately due and payable without any declaration of acceleration or other act by the Trustee or the Holders.
The provisions of the immediately preceding paragraph are subject, in each case, to the condition that if, at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay, (A) in the Currency in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 hereof for the Securities of such Series and except as provided in Sections 2.12(b), (d) and (e) hereof), all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity) to the date of such payment or deposit) and (B) such amount in Dollars as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other fees, expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel. Upon such payment or deposit with the Trustee by the Company, any and all defaults under this Indenture, other than the non-payment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied. The Holders of at least a majority in aggregate principal amount of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration of acceleration and its consequences (except for the non-payment of the principal of Securities of such Series which shall have become due by acceleration, which shall require the consent of the Holders of each Security of such Series then Outstanding), but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
SECTION 5.2    Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable hereunder, whether upon maturity of the Securities of such Series or upon any redemption or by declaration of acceleration or otherwise, then the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that is then due and payable on all Securities of such Series for principal of or interest on such Securities, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity)); and in addition thereto, such further amount as shall be sufficient to cover the fees, costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any fees, expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.
The Company shall pay the principal of and interest on the Securities of any Series to the Persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.
In case the Company shall fail forthwith to pay such amounts, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.
In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under the Bankruptcy Law, or in case a Receiver shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series, if any, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(a)    to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1 hereof) and interest owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all fees, expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor,
(b)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c)    to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, Receiver, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Holders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other fees, expenses and liabilities incurred, and all advances made, by such Trustee and each predecessor Trustee and all other amounts due to such Trustee or any predecessor Trustee hereunder.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except as set forth in Section 5.2(b).
All rights of action and of asserting claims under this Indenture, or under any of the Securities or the Guarantees, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Security Certificates representing the Securities of such Series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the fees, expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders in respect of which such action was taken.
In any proceedings brought by the Trustee for the Securities of such Series (and any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any applicable Holders parties to any such proceedings.
SECTION 5.3    Application of Proceeds. Any moneys collected by the Trustee for the Securities of a Series pursuant to this Article 5 in respect of the Securities of such Series shall be applied in the following order on the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of each Security Certificate representing the Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or executing, authenticating and delivering one or more Security Certificates representing a reduced principal amount of Securities of such Series in exchange for the presented Security Certificates if Securities represented by such Security Certificate(s) are only partially paid, or upon surrender thereof if Securities represented by such Security Certificate(s) are fully paid:
First: To the payment of all costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to the Trustee (acting in any capacity hereunder) and each predecessor Trustee and their respective agents and attorneys and of all fees, expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee hereunder;
Second: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities (or, in the case of Original Issue Discount Securities, at the yield to maturity), such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
Third: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Security Certificates representing the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and
Fourth: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto, including a Guarantor, if applicable.
SECTION 5.4    Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
SECTION 5.5    Restoration of Rights on Abandonment of Proceedings. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 5.6    Limitations on Suits by Holders. No Holder of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, the Securities or the Guarantees or for the appointment of a trustee, Receiver, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder, and shall have offered to the Trustee such security or indemnity as it may require against the losses, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9 hereof; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder of a Security and the Trustee, that no one or more Holders of any Series shall have any right in any manner whatsoever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not the rights of any other such Holder have been unduly prejudiced), except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable Series. For the protection and enforcement of the provisions of this Section 5.6, each Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
SECTION 5.7    Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any term of any Security, the right of any Holder to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the Currency prescribed in the Security Certificates representing such Securities on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 5.8    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as forth in this Indenture shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein and, subject to Section 5.6 hereof, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Holders.
SECTION 5.9    Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; provided, further, that (subject to the provisions of Section 6.1 and Section 6.2 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken, if the Trustee in good faith by its board of directors, its executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of all Series so affected not joining in the giving of such direction, it being understood that (subject to Section 6.1 and Section 6.2 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. In the event the Trustee receives inconsistent or conflicting directions from Holders pursuant to this Section 5.9 from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Securities of each Series affected at the time Outstanding, the Trustee, in its sole discretion, may determine what action or proceeding, if any, to take. The Trustee shall be fully indemnified for refraining from acting in the absence of such direction or directions by Holders.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.
SECTION 5.10    Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any Series as provided in Section 5.1 hereof, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may, on behalf of the Holders of all the Securities of such Series, waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series (unless the condition specified in the last paragraph of Section 5.1 hereof has been fully satisfied). Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, and the Company, the Trustee and the Holders of such Series shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 5.11    Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders of any Series of Securities notice, in the manner and to the extent provided in Section 12.4 hereof, of all defaults with respect to such

Series of which the Trustee has notice (as provided in Section 6.2(h) hereof), such notice to the Holders to be transmitted by the Trustee within the later of 90 days after the occurrence thereof or 60 days after such default is actually known to a Responsible Officer, unless such defaults shall have been cured before the giving of such notice or unless such Holders have already transmitted notice to the Trustee of such defaults (the term “default” or “defaults” for the purposes of this Section 5.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that except in the case of default in the payment of the principal of or interest on any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such Series.
SECTION 5.12    Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, any suit instituted by any Holder or group of Holders of any Series of Securities holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series (or, in the case of any suit relating to or arising under Section 5.1(d) hereof (if the suit relates to Securities of more than one but less than all Series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under Section 5.1(d) (if the suit under Section 5.1(d) relates to all the Securities then Outstanding), 5.1(e), 5.1(f) or 5.1(g) hereof, 10% in aggregate principal amount of all Securities Outstanding) or any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in the Security Certificate representing such Security.
ARTICLE 6
CONCERNING THE TRUSTEE
SECTION 6.1    Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any Series issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:
(i)    the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; and in the case of any such statements, certificates or opinions that, by any provision hereof, are specifically required to be furnished to the Trustee, the Trustee shall be under no duty to examine the same to determine whether or not they conform, on their face, to the requirements of this Indenture, nor shall the Trustee have any obligation to verify, confirm or investigate the accuracy of the mathematical calculations or other facts contained or stated therein; and
(b)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Securities of each Series affected at the time Outstanding pursuant to Section 5.9 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Indenture. The Trustee will be under no obligations to exercise any of its rights or powers under this Indenture as the request or direction of any Holder unless such Holder has offered to Trustee security or indemnity satisfactory to it against any loss, expense or liability.
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the requirements of this Section 6.1.
SECTION 6.2    Certain Rights of the Trustee.
(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document (whether or not in its original or facsimile or other electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    Any request, direction, order or demand of the Company described herein shall be sufficiently evidenced by an Officer’s Certificate or an Opinion of Counsel or both (unless other evidence in respect thereof is specifically prescribed herein).
(c)    The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with such advice or Opinion of Counsel.
(d)    The Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the losses, expenses, costs and liabilities which might be incurred in connection with such exercise.
(e)    The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
(f)    Prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of each of the Series affected then Outstanding; provided, that if the payment within a reasonable time to the Trustee of the losses, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity satisfactory to it against such losses, expenses or liabilities as a condition to proceeding, and the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand.
(g)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any acts, omissions, misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
(h)    The Trustee shall not be deemed to have notice of any default or Event of Default with respect to the Securities of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Event of Default is received by the Trustee from the Company or the Holders of at least 25% of the aggregate principal amount of such

Series of Securities at the Corporate Trust Office and such notice references the Securities of such Series and this Indenture.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act on behalf of the Trustee hereunder.
(j)    The Trustee shall not be liable or responsible for any action or inaction of DTC, Euroclear, Clearstream, the Depositary or any other clearinghouse or depositary.
(k)    The Trustee shall not be liable or responsible for any action or inaction of any Paying Agent, co-Trustee or Registrar (unless the Trustee is acting in such capacities, as applicable, subject to the terms hereof).
(l)    The Trustee may accept as conclusive evidence of any fact or the correctness of any calculation and shall be fully protected in relying upon an Officer’s Certificate provided to it by the Company containing any such calculation.
(m)    The Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder.
(n)    The Trustee shall not be required to give any note, bond or surety in respect of the performance of its powers and duties hereunder.
(o)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(p)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(q)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(r)    The Holders will make their own decisions regarding actions relevant to the Securities and will not rely on the Trustee with respect to such decisions.
(s)    It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Company or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or such other persons to perform any act required of them by this Indenture.

SECTION 6.3    Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Security Certificates from time to time representing the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee nor any of its agents assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Guarantees. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to any of the Securities.
SECTION 6.4    Trustee and Agents May Hold Securities; Collections, etc. The entity that is acting as Trustee, any Paying Agent, Registrar or any agent of the Company, any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13 hereof, if operative, may otherwise deal with the Company and the Guarantors and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.
SECTION 6.5    Moneys Held by Trustee. Subject to the provisions of Section 11.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee shall not have any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 6.6    Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee (acting in any capacity hereunder) from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to from time to time in writing between the Company and the Trustee in Dollars (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company and the Guarantors, jointly and severally, also covenant to indemnify the Trustee (acting in any capacity hereunder) and each predecessor Trustee and their respective agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), except those incurred through the Trustee’s own negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment), arising out of or in connection with the acceptance or administration of this Indenture or the trust or trusts hereunder and its duties hereunder, including the costs and expenses of enforcing the provisions of this Indenture (including this Section 6.6), defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, a Holder or any other Person) of liability in the premises and in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the fees and expenses of such separate counsel. The obligations of the Company and the Guarantors under this Section 6.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim and such claim shall survive the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) hereof, the expenses (including the fees, charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
SECTION 6.7    Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 6.1 and 6.2 hereof, whenever, in the administration of the trusts of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof specifically prescribed herein) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate complying with Section 12.5 hereof delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it or under the provisions of this Indenture upon the faith thereof.
SECTION 6.8    Disqualification of Trustee; Conflicting Interests. If the Trustee for the Securities of any Series has or shall acquire any “conflicting interest,” as defined in the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture.
SECTION 6.9    Persons Eligible for Appointment as Trustee. The Trustee for each Series of Securities hereunder shall at all times be an organization or entity organized and doing business under the laws of the United States having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10 hereof.
SECTION 6.10    Resignation and Removal; Appointment of Successor Trustee.
(a)    The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to each applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees, and shall give notice in the manner and to the extent provided in Section 12.4 hereof to the Holders of the applicable Series with respect to which the Trustee has resigned at their last addresses as they shall appear in the Securities Register. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the sole expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of the applicable Series for at least six months may, subject to the provisions of Section 5.12 hereof, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall fail to comply with the provisions of Section 6.8 hereof with respect to any Series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder or Securities of such Series for at least six months unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or
(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or
(iii)    the Trustee shall become incapable of acting with respect to any Series of the Securities, shall be adjudged a bankrupt or insolvent, a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may, upon 30 days prior written notice to the Trustee, remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of

Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, and, upon such removal, shall give notice in the manner and to the extent provided in Section 12.4 hereof to the Holders of the applicable Series with respect to which the Trustee has been removed at their last addresses as they shall appear in the Securities Register, or, subject to the provisions of Section 5.12 hereof, any Holder who has been a bona fide Holder of such Series for at least six months may on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)    The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may, at any time upon 30 days prior written notice to the Company and to the Trustee, remove the Trustee with respect to Securities of such Series and such Holders shall provide promptly to the Company the evidence provided for in Section 7.1 hereof of the action in that regard taken by the Holders. In such an event and upon receipt of such evidence, the Company will appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, and to the successor trustee so appointed, such evidence received from the Holders.
If no successor Trustee shall have been appointed with respect to such Series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.
(d)    Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 hereof shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11 hereof.
SECTION 6.11    Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 hereof shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; provided, that on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 11.4 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6 hereof. No Trustee ceasing to act shall have any liability or responsibility for the action or inaction of the successor trustee.
If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees as co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 hereof unless, at the time of such acceptance, such successor trustee shall not be disqualified under the provisions of Section 6.8 hereof and shall be eligible under the provisions of Section 6.9 hereof.
Upon acceptance of appointment by any successor trustee as provided in this Section 6.11 hereof, the Company shall give notice in the manner and to the extent provided in Section 12.4 hereof to the Holders of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Securities Register. If the acceptance of appointment by any successor trustee is substantially contemporaneous with the resignation or removal of the Trustee, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(a) or Section 6.10(b) hereof, as applicable. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
SECTION 6.12    Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to, by transfer or sale, all or substantially all the corporate trust business and assets as a whole or substantially as a whole of the Trustee, shall be and shall become the successor of the Trustee hereunder and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, provided, that such organization or entity shall not be disqualified under the provisions of Section 6.8 hereof and shall be eligible under the provisions of Section 6.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
If, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Security Certificates representing the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Security Certificates so authenticated; and, if, at such time, any of the Security Certificates representing Securities of any

Series shall not have been authenticated, any successor to the Trustee may authenticate such Security Certificates in the name of the successor trustee; and in all such cases such certificates shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture, equally and proportionately with any and all other Securities of such Series duly issued hereunder; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 6.13    Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act, if such act shall then be applicable to this Indenture, regarding the collection of claims against the Company or any Guarantor (or any such other obligor).
ARTICLE 7
CONCERNING THE HOLDERS
SECTION 7.1    Evidence of Action Taken by Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 7.
(b)    The ownership of Securities of a Series shall be proved by the Securities Register for such Series.
SECTION 7.2    Proof of Execution of Instruments. Subject to Sections 6.1 and 6.2 hereof, the execution of any instrument by a Holder or such Holder’s agent or proxy may be proved in accordance with such customary rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
SECTION 7.3    Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Securities Register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing on the Security Certificate representing such Security) for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary. All such payments so made to any such person, or upon such person’s order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 7.4    Securities Owned by Company or any Guarantor Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders, Securities that are owned by the Company, any Guarantor, any person directly or indirectly controlling or controlled by (or under direct or indirect common control with) the Company, any Guarantor or any other obligor on the Securities with respect to which such determination is being made shall, in each case, be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, consent or waiver and of determining the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company, any Guarantor, any person directly or indirectly controlling or controlled by (or under direct or indirect common control with) the Company, any Guarantor or an obligor on the Securities with respect to which a determination described in the preceding sentence is being made. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2 hereof, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts set forth therein and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
SECTION 7.5    Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder, the name registered upon the Securities Register for such Series of which is shown by the evidence to be included among names of the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 7, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation with respect thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.
SECTION 7.6    Record Date for Determination of Holders Entitled to Vote. The Company may, in the circumstances permitted by the Trust Indenture Act, if applicable, set a record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1(a) hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.
ARTICLE 8
SUPPLEMENTAL INDENTURES
SECTION 8.1    Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, any Guarantor (with respect to a Guarantee to which it is a party or this Indenture) and the Trustee for the Securities of an affected Series may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, if such Act shall then be applicable to this Indenture, as in force at the date of the execution thereof), in form satisfactory to such Trustee, and applicable to a particular Series of Securities or all Series of Securities Outstanding or to be Outstanding hereunder for one or more of the following purposes:
(a)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series any property or assets, or to otherwise secure the Securities of any Series;
(b)    to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or such Guarantor pursuant to Article 9 hereof;
(c)    to (i) add to the covenants of the Company or any Guarantor such additional covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of any or all Series and, if such additional covenants, restrictions, conditions or provisions are to be for the benefit of less than all the Series of Securities, stating that such covenants, restrictions, conditions or provisions are being added solely for the benefit of such Series, (ii) make the occurrence (or the occurrence and continuance) of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, thereby permitting the enforcement of all or any of the several remedies provided in this Indenture as set forth herein (and if any such additional Event of Default is to be for the benefit of less than all Series of the Securities, stating that such Event of Default is being added solely for the benefit of such Series), and any such supplemental indenture may provide for a particular period of grace after any default in respect of any such additional covenant, restriction, condition or provision (which period may be shorter or longer than that allowed in the case of other defaults hereunder), provide for an immediate enforcement upon any such additional Event of Default, limit the remedies available to the Trustee upon any such additional Event of Default or limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive any such additional Event of Default, or (iii) otherwise make any change that would provide additional rights or benefits to the Holders of the Securities of any Series;
(d)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make any other provisions with respect to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and that shall not materially adversely affect the interests of the Holders;
(e)    to establish the terms of Securities of any Series and the form of Security Certificates representing such Securities as permitted by Sections 2.1 and 2.3 hereof;
(f)    to provide for or add guarantees or guarantors with respect to any Securities (including to add any Person as a Guarantor pursuant to Section 3.12 hereof);
(g)    to remove a guarantor under this Indenture that, in accordance with the terms of this Indenture, ceases to be liable in respect of its guarantee (including any Guarantor in respect of its Guarantee);
(h)    to provide for uncertificated Securities of any Series;
(i)    to maintain the qualification of this Indenture under the Trust Indenture Act;
(j)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11 hereof; or
(k)    for the issuance of a different Series of Securities; provided, that, prior to the issuance of any such different Series, a supplemental indenture may change any provision of this Indenture applicable only to such Series.
For the avoidance of doubt, any amendment described in clause (d) above made solely to conform this Indenture, the Securities of a particular Series or the Guarantees to the final offering memorandum or other disclosure document provided to investors in connection with the initial offering of such Securities by the Company will be deemed to not adversely affect the interests of the Holders in any respect to the extent that the Trustee has received an Officer’s Certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in such final offering memorandum or other disclosure document.
The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The addition of a Guarantor under this Indenture shall be effected by the execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, in accordance with the provisions of Section 3.12 hereof, provided that the execution thereof shall be deemed a representation by such Guarantor that all covenants and conditions precedent provided for in this Indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with and each of such supplemental indenture and the related Guarantee has been duly authorized and is enforceable against such Guarantor in accordance with its terms under the laws of the State of New York (subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or law)).
Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2 hereof.
SECTION 8.2    Supplemental Indentures Requiring Consent of Holders. With the consent (evidenced as provided in Article 7 hereof) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all Series affected by such supplemental indenture, the Company, when authorized by a Board Resolution, any Guarantor (with respect to a Guarantee to which it is a party or this Indenture) and the Trustee for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, if such Act shall then be applicable to this Indenture, as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of each such Series; provided, that no such supplemental indenture shall (a) change the final maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on redemption thereof, change the Currency in which payments in respect of any Security are made, impair or affect the right of any Holder to institute suit for payment thereof or release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture, or (b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, in each case, without the consent of each Holder so affected.
Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for the Series of Securities affected thereby of evidence of the consent of Holders as set forth herein and other documents, if any, required by Section 7.1 hereof, the Trustee for such Series of Securities shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may, in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, and it shall be sufficient if such consent shall approve the substance thereof.
Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Company shall give notice in the manner and to the extent provided in Section 12.4 hereof to the Holders of each Series affected thereby at their addresses as they shall appear on the Securities Register, setting forth, in general terms, the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
For the purposes of this Section 8.2 hereof only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such Series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such Series shall be entitled to rely on an Officer’s Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.
SECTION 8.3    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and shall be deemed to be, part of the terms and conditions of this Indenture for any and all purposes.
SECTION 8.4    Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2 hereof, shall (a) receive an Officer’s Certificate and (b) an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York (subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or law) and other customary qualifications and exceptions), as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.
SECTION 8.5    Notation on Security Certificates Representing Securities in Respect of Supplemental Indentures. Security Certificates representing Securities of any Series that are authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear, upon the direction of the Company, a notation as to any matter provided for by such supplemental indenture. If the Company shall so determine, at its sole expense, new Security Certificates representing Securities of any Series so modified as to conform, in the opinion of the Company and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the existing Security Certificates representing the Securities of such Series.
ARTICLE 9
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
SECTION 9.1    Company and Guarantors May Consolidate, etc., on Certain Terms.
(a)    As long as any Securities are Outstanding, the Company may not (x) consolidate with or merge into any other Person, or convey, transfer, sell or lease or otherwise dispose of the Company’s properties and assets substantially as an entirety, in one or more related transactions, to any Person or (y) permit any Person to consolidate with or merge into the Company unless:
(i)    (A) the Company is the surviving entity or (B) if the Company is not the surviving entity, the Person formed by the consolidation or into which the Company is merged or the Person to which the Company’s properties and assets are so conveyed, transferred, sold, assigned or leased, shall be a corporation, partnership, limited liability company, limited liability partnership, trust or other Person organized and existing under the laws of the United States, any State within the United States or the District of Columbia, and shall expressly assume, in the form of a supplemental indenture satisfactory to the Trustee, the payment of all amounts due on the Securities and the performance of all of the Company’s other covenants and other obligations under this Indenture;
(ii)    immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and
(iii)    the Company shall have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that such transaction complies with Article 9 of this Indenture and the execution of any supplemental indenture required in connection with such transaction is authorized and permitted under this Indenture and all covenants and conditions precedent provided for in this Indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.
(b)    As long as any Securities are Outstanding, each Guarantor may not, and the Company may not permit any Guarantor to, (x) consolidate with or merge into any other Person, or convey, transfer, sell or lease or otherwise dispose of such Guarantor’s properties and assets substantially as an entirety, in one or more related transactions, to any Person or (y) permit any Person to consolidate with or merge into such Guarantor unless:
(i)    (A) such Guarantor is the surviving entity or (B) if such Guarantor is not the surviving entity, the Person formed by the consolidation or into which such Guarantor is merged or the Person to which such Guarantor’s properties and assets are so conveyed, transferred, sold, assigned or leased, shall be a corporation, partnership, limited liability company, limited liability partnership, trust or other Person organized and existing under the laws of the United States, any State within the United States or the District of Columbia, and shall expressly assume, in the form of a supplemental indenture satisfactory to the Trustee, the payment of all amounts due under such Guarantor’s Guarantee and the performance of all of such Guarantor’s other covenants and other obligations under this Indenture;
(ii)    immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and
(iii)    such Guarantor shall have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that such transaction complies with Article 9 of this Indenture and the execution of any supplemental indenture required in connection with such transaction is authorized and permitted under this Indenture and all covenants and conditions precedent provided for in this Indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.
(c)    This Section 9.1 shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the Capital Stock, assets or liabilities of any of the Company’s or a Guarantor’s direct or indirect wholly owned Subsidiaries, as applicable, to the Company or any Guarantor or any of their direct or indirect wholly owned Subsidiaries, as applicable, or (ii) the consolidation or merger of any of the Company’s or a Guarantor’s direct or indirect wholly owned Subsidiaries, as applicable, with and into the Company or a Guarantor, as applicable.
SECTION 9.2    Successor Substituted. In case of any disposition described in Section 9.1 hereof and following such an assumption by any successor Person, such successor Person shall succeed to and be substituted for the Company or a Guarantor, as applicable, with the same effect as if it had been named herein. Such successor Person substituting the Company may cause to be signed any Security Certificates, and may issue, either in its own name or in the name of the Company, prior to such succession, any or all of the Securities issuable hereunder, which, theretofore shall not have been issued by the Company, and execute and deliver all related Security Certificates to the Trustee. Upon satisfaction of the conditions and limitations set forth in this Indenture, any Security Certificates representing the Securities that have been previously signed and delivered by an Officer of the Company to the Trustee for authentication that the successor Person substituting the Company thereafter signs and delivers to the Trustee for authentication shall be so authenticated by the Trustee. All of the Securities and Guarantees so issued shall, in all respects, have the same legal rank and benefit under this Indenture as the Securities and Guarantees theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Guarantees had been issued at the date of the execution of the Security Certificates representing such Securities.
In case of any disposition described in Section 9.1 hereof, such changes in form (but not in substance) may be made in the Security Certificates representing the Securities to be issued thereafter as may be appropriate.

In the event of any disposition described in Section 9.1 hereof (other than a conveyance by way of lease), the Company or a Guarantor, as applicable (or other Person that is not the surviving entity as described in this Article 9), shall be discharged from all obligations and covenants under this Indenture, the Securities and the Guarantees and may be liquidated and dissolved.
ARTICLE 10
GUARANTEES
SECTION 10.1    Guarantees. Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, on an unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:
(a)    the principal of and interest and premium, if any, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and
(b)    in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same promptly. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(c)    The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the obligations of the Company hereunder and under the Securities). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that each Guarantee shall not be discharged except by full payment of the obligations contained in the Securities and this Indenture or by release in accordance with the provisions of this Indenture.
(d)    Each Guarantor also agrees to pay any and all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid either to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)    Until terminated in accordance with Section 10.6 hereof, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.1 hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 5.1 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
(g)    Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a Receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(h)    In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(i)    The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior indebtedness of such Guarantor, if any.
(j)    Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.
SECTION 10.2    Limitation on Guarantor Liability. Each Guarantor, and, by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.3    Execution and Delivery. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.
If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security Certificate, the Guarantee of such Guarantor shall be valid nevertheless.
The delivery of any Security Certificate by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Guarantee set forth in this Indenture on behalf of the Guarantors.
SECTION 10.4    Subrogation. Subject to Sections 10.1(f) and 10.2 hereof, each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10. 1 hereof; provided, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.
SECTION 10.5    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.6    Release of Guarantees. Each Guarantee by a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee:
(1)    upon any sale or other disposition (by merger, amalgamation, consolidation or otherwise) of (i) all or substantially all of the assets of that Guarantor or (ii) the

Capital Stock of such Guarantor, in each case, after which such Guarantor is no longer a Subsidiary; provided, that such sale or other disposition is made in compliance with Section 3.6 or Article 9 hereof, as the case may be;
(2)    if such Guarantor merges with and into the Company or another Guarantor, with the Company or such other Guarantor surviving such merger;
(3)    upon the exercise by the Company of its legal defeasance option in accordance with Section 11.1(c) hereof or its covenant defeasance option in accordance with Section 11.1(b) hereof or the discharge of the Company’s obligations under this Indenture as described in Section 11.1(a) hereof; or
(4)    upon the release or discharge of the guarantee by such Guarantor of indebtedness under the Credit Agreement, except, in each case, a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that, if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the provisions of Section 3.12 hereof).
ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
SECTION 11.1    Satisfaction and Discharge of Indenture.
(a)    Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect with respect as to all Securities Outstanding hereunder (except as to (1) rights of registration of transfer and exchange, (2) the Company’s right of optional redemption, (3) substitution of mutilated, defaced, destroyed, lost or stolen Security Certificates, (4) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration), (5) the rights, obligations and immunities of the Trustee hereunder and (6) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) if:
(i)    (A) the Company shall have paid or caused to be paid the principal of and interest on all Securities Outstanding hereunder (other than Securities represented by Security Certificates which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 hereof) as and when the same shall have become due and payable, (B) the Company shall have delivered to the Trustee all Security Certificates theretofore authenticated for cancellation of all Securities represented thereby (other than any Security Certificates representing Securities of such Series which have been mutilated, defaced, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9 hereof) or (C) all Securities of any Series Outstanding represented by Security Certificates not theretofore delivered to the Trustee for cancellation shall have become due and payable, are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption;

(ii)    in the case of clause (i)(C) of this Section 11.1(a), the Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 hereof who shall agree to comply with the provisions of this Section 11.1(a) hereof applicable to it) as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (1) an amount of money in the Currency in which the Securities are then specified as payable (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 11.4 hereof), (2) Government Obligations (determined on the basis of the Currency in which the Securities are then specified as payable) maturing in accordance with their terms as to principal and interest in such amounts and at such times or (3) a combination thereof, in each case, as to ensure the availability of an amount of cash that is sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness (including all principal and accrued interest, without consideration of any reinvestment of such principal and interest) on such Securities represented by Security Certificates not theretofore delivered to the Trustee for cancellation; and
(iii)    the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such Securities.
Subject to Section 11.5 hereof, the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge; provided, that the rights of Holders to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any reasonable costs or expenses thereafter incurred and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture and the Securities of any Series.
(b)    Covenant Defeasance.
(i)    On and after the date the conditions set forth in clause (ii) below are satisfied (“covenant defeasance”), each of the Company and each Guarantor shall be released from its obligations under Sections 3.5 and 3.6, as applicable, and, to the extent specified pursuant to Section 2.3 hereof with respect to the Securities of a particular Series, any other covenant applicable to such Series. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and the Guarantees, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 5.1(c) hereof or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and the Guarantees shall be unaffected thereby.
(ii)    The following shall be the conditions to application of clause (i) of this Section 11.1(b) to any Outstanding Securities of or within a Series:
(A)    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 hereof who shall agree to comply with the provisions of this Section 11.1(b) hereof applicable to it) as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Series, (1) an amount of money in the Currency in which such Securities are then specified as payable, (2) Government Obligations (determined on the basis of the Currency in which such Securities are then specified as payable) maturing in accordance with their terms as to principal and interest in such amounts and at such times or (3) a combination thereof, in each case, as to ensure the availability of an amount of cash that is sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness (including all principal and accrued interest, without consideration of any reinvestment of such principal and interest) on such Securities;
(B)    such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company, any Covered Subsidiary or any Guarantor is a party or by which it is bound;
(C)    no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
(D)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(E)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the covenant defeasance under this Section 11.1(b) have been complied with; and

(F)    notwithstanding any other provisions of this Section 11.1(b), such covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or the Guarantors in connection therewith pursuant to Section 2.3 hereof.
(c)    Legal Defeasance.
(i)    On and after the date the conditions set forth in clause (ii) below are satisfied (“legal defeasance”), each of the Company and each Guarantor shall be deemed to have been discharged from its obligations with respect to the Securities of any Series and this Indenture with respect to such Series, including the obligations of the Guarantors under their Guarantees. For this purpose, such legal defeasance means that each of the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, including that of the Guarantors under their Guarantees, which shall thereafter be deemed to be “Outstanding” only for the purposes of this Section 11.1 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (ii)(A) and as more fully set forth in such clause, payments in respect of the principal of and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 2.8, 2.9, 3.2 and 3.4 hereof and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 3.7 hereof (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (ii)(A)), (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article 11.
(ii)    The following shall be the conditions to application of clause (i) above to any Outstanding Securities of or within a Series:
(A)    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9 hereof who shall agree to comply with the provisions of this Section 11.1(c) applicable to it) as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount of money in the Currency in which such Securities are then specified as payable, or (2) Government Obligations (determined on the basis of the Currency in which such Securities are then specified as payable) maturing in accordance with their terms as to principal and interest in such amounts and at such times or (3) a combination thereof, in each case, as to ensure the availability of an amount of cash that is sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness (including all principal and accrued interest, without consideration of any reinvestment of such principal and interest) on such Securities;
(B)    such legal defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company, any Covered Subsidiary or any Guarantor is a party or by which it is bound;
(C)    no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
(D)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section 11.1(c) have been complied with;
(E)    the Company shall have delivered to the Trustee an Officer’s Certificate as to its solvency and the absence of intent of preferring Holders over other creditors of the Company or any Guarantor;
(F)    the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and
(G)    notwithstanding any other provisions of this Section 11.1(c), such legal defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or the Guarantors in connection therewith pursuant to Section 2.3 hereof.
SECTION 11.2    Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 11.4 hereof, all moneys deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as Paying Agent), to the Holders of Securities of the particular Series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such money need not be segregated from other funds except to the extent required by law.
SECTION 11.3    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and such Paying Agent shall thereafter be released from all further liability with respect to such moneys.
SECTION 11.4    Return of Unclaimed Moneys Held by Trustee and Paying Agent. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall, upon the written request of the Company, and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent for such Series, and the Holder of such Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.
SECTION 11.5    Reinstatement of Company’s and Guarantors’ Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee’s inability to convert any such funds or Government Obligations into the Currency required to be paid with respect to the Securities of any Series, the Company’s and the Guarantors’ obligations under this Indenture, the Securities of any Series and the Guarantees for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 11.1 hereof until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 11.1 hereof or is able to convert all such funds or Government Obligations into such Currency; provided, however, that if the Company has made any payment of principal of or interest on any of such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.
SECTION 11.6    Payments in Foreign Currencies. Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 11.1 hereof has been made, (i) the Holder in respect of whose Security such deposit was made is entitled to, and does, elect pursuant to Section 3.1 hereof or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 11.1 hereof has been made in respect of such Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 11.1 hereof has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.
SECTION 11.7    Indemnification Against Taxes. The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.7 and Section 11.1 hereof, the “Trustee”) against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 11.1 hereof or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
ARTICLE 12
MISCELLANEOUS PROVISIONS
SECTION 12.1    Incorporators, Stockholders, Officers and Directors of Company and Guarantors Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security Certificate or because of any indebtedness evidenced thereby shall be had against any incorporator or against any past, present or future stockholder, officer or director of the Company or any Guarantor or of any successor, either directly or through the Company, such Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
SECTION 12.2    Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent, their successors hereunder and the Holders, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision contained herein, all such covenants and provisions being for the sole benefit of the parties hereto, any Paying Agent, their successors and of the Holders of the Securities.
SECTION 12.3    Assignment; Successors and Assigns of Company and Guarantors Bound by Indenture. Each of the Company and each Guarantor will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company with the prior written consent of the parties hereto; provided, that, in the event of any such assignment, the Company and such Guarantor will remain liable for all such obligations, subject to Section 9.1 of this Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company or the Guarantors shall bind its successors and assigns, whether so expressed or not.

SECTION 12.4    Notices and Demands on Company, Guarantors, Trustee and Holders. Any notice or demand which, by any provision of this Indenture, is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company or any Guarantor may be given or served by being mailed by first-class mail, postage prepaid (except as otherwise specifically provided herein), addressed (until another address of the Company or such Guarantor is filed by the Company or such Guarantor with the Trustee) to F&G Annuities & Life, Inc., 801 Grand Ave. Suite 2600, Des Moines, Iowa 50309, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Company, any Guarantor or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.
Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if given in writing and mailed by first-class mail, postage prepaid to such Holders as their names and addresses appear in the Securities Register within the time prescribed, or in accordance with Applicable Procedures, if the Securities are Global Certificates. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the applicable event requiring notice, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but any such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner provided herein shall be conclusively presumed to have been duly given.
In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company or any Guarantor and the Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient.
All notices, approvals, consents, requests and any communications under this Indenture must be in writing (provided, that any communication sent to the Trustee must be in the form of a document that is signed manually or by way of an electronic signature provided by DocuSign (or such other electronic signature provider as specified in writing to the Trustee by the Company or any Guarantor)), in English. The party providing electronic instructions agrees to assume all risks arising out of the use of electronic signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 12.5    Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company or any of the Guarantors to the Trustee to take any action under any of the provisions of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Any certificate, statement or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate, statement or opinion may be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or any Guarantor, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Company or such Guarantor, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such counsel’s certificate, statement or opinion may be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate, statement or opinion of an Officer of the Company or any Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or such Guarantor, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such Officer’s or such counsel’s certificate, statement or opinion may be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate or opinion of any nationally recognized firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.
SECTION 12.6    Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in the Security Certificate(s) representing the Securities of a Series, if the date of maturity of interest on or principal of the Securities of any Series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.
SECTION 12.7    Conflict of Any Provision of Indenture with Trust Indenture Act. If this Indenture has been qualified under the Trust Indenture Act with respect to a particular Series of Securities, and to the extent that any provision of this Indenture, with respect to such Series of Securities, limits, qualifies or conflicts with another provision included in this Indenture that is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control with respect to such Series of Securities. Unless otherwise specified in a Board Resolution, Officer’s Certificate or supplemental indenture pursuant to Section 2.3 hereof related to the issuance of a particular Series of Securities, this Indenture will be considered to be qualified under the Trust Indenture Act.
SECTION 12.8    Governing Law. This Indenture, the Securities of each Series and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions that would result in the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). To the fullest extent permitted by law, any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case based in the City of New York, and each party to this Indenture will submit to the non-exclusive jurisdiction of such suit, action or proceeding.
SECTION 12.9    Waiver of Jury Trial.
EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.10    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes, acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.11    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, any Guarantor or any Covered Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12    Successors.
All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.6 hereof. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.13    Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.14    USA PATRIOT Act.
The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto hereby agree that they shall provide the Trustee with such information as it may request including, without limitation, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information to satisfy the requirements of the USA PATRIOT Act.
SECTION 12.15    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or “pdf” transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, written order of the Company, Opinion of Counsel, Security, amendment, notice, direction, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 2.4 or elsewhere in this Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile or other electronic signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.
SECTION 12.16    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 12.17    Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of Outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 hereof and the principal amount of any Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination.
ARTICLE 13
REDEMPTION OF SECURITIES
SECTION 13.1    Applicability of Article. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 hereof for Securities of such Series.
SECTION 13.2    Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption to such Holders as provided in Section 12.4 hereof, not less than 10 days and not more than 60 days prior to the date fixed for redemption. Failure to give notice, or any defect in the notice to the Holder of a Series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such Series. Any redemption or notice of redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent, including, without limitation, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Company). If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. The notice of redemption to each such Holder shall identify the Securities to be redeemed (including “CUSIP” numbers or “ISINs”), specify the date fixed for redemption, the redemption price or, if not ascertainable, the manner of calculation thereof, the Place or Places of Payment, that payment will be made upon presentation and surrender of Security Certificates representing such Securities and the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities are being redeemed, and any conditions to such redemption. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the Securities of such Series to be redeemed. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of the Security Certificate representing such Security, a new Security Certificate representing the Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.
The notice of redemption shall include a statement that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Securities.
The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company has delivered to the Trustee, at least 5 days (or such shorter period acceptable to the Trustee) prior to the date the Trustee is to give notice, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice provided in this Section 13.2. No later than 9:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section 13.2, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company or any Guarantor is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4 hereof) an amount of money in the Currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 hereof and except as provided in Sections 2.12(b), (d) and (e) hereof) sufficient (as calculated by the Company) to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.
If less than all the Securities of a Series are to be redeemed, the Securities to be redeemed shall be selected by lot by DTC, in the case of Securities represented by a Global Certificate, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Securities that are not represented by a Global Certificate. Trustee shall not be liable for selection made by it under this Section 13.2. Securities may be redeemed in part in multiples equal to not less than the minimum authorized denomination for Securities of such Series and any other permitted denominations thereof. The Trustee shall promptly notify the Company in writing of the

Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
SECTION 13.3    Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 13.2 hereof, except as set forth in Section 13.2 hereof, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 11.4 hereof, such Securities shall cease, from and after the date fixed for redemption, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities, except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of Security Certificates representing such Securities at the Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that any payment of interest on Securities becoming due on the date fixed for redemption shall be payable to the Holders registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.
Upon presentation of a Security Certificate representing any Security redeemed in part only, the Company shall execute, and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a Security Certificate representing a new Security Certificate representing a Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security Certificate representing the Security so presented.
SECTION 13.4    Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number of the Security Certificate representing such Securities in a written statement signed by an Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE 14
HOLDERS’ MEETINGS
SECTION 14.1    Purposes of Meetings. A meeting of Holders of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article 14 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee for the Securities of such Series, or to give any directions to the Trustee for such Series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5 hereof;
(b)    to remove the Trustee for such Series pursuant to the provisions of Article 6 hereof;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2 hereof; and
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all Series, as the case may be, under any provision of this Indenture or under applicable law.
SECTION 14.2    Call of Meetings by Trustee. The Trustee for the Securities of any Series may at any time call a meeting of Holders of such Series to take any action specified in Section 14.1 hereof, to be held at such time and at such place in the Borough of Manhattan, the City of New York, or such other location as the Trustee for such Series shall determine. Notice of every meeting of the Holders of any Series, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be given to Holders of such Series in the manner and to the extent provided in Section 12.4 hereof. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.
SECTION 14.3    Call of Meetings by Company or Holders. In case, at any time, the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any or all Series, as the case may be, shall have requested the Trustee for such Series, at the expense of the Company, to call a meeting of Holders of Securities of any or all Series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee for such Series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in the Borough of Manhattan, The City of New York or such other location for such meeting and may call such meeting to take any action authorized in Section 14.1 hereof, by giving notice thereof as provided in Section 14.2 hereof.
SECTION 14.4    Qualifications for Voting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of

Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Securities of the Series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.
SECTION 14.5    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any Series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such Series, with respect to proof of the holding of beneficial interests in the Securities of such Series and of the appointment of proxies, and with respect to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such Series as provided in Section 14.3 hereof, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
Subject to Section 7.4 hereof, at any meeting, each Holder with respect to which such meeting is being held (or proxy therefor) shall be entitled to one vote for each $1,000 (or the equivalent in the Currency in which such Securities are denominated, as determined pursuant to Section 12.17 hereof) principal amount (in the case of the Original Issue Discount Securities, such principal amount to be determined as provided in Section 12.17 hereof) of Securities held or represented by such Holder. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the beneficial interest in the Securities of such Series held by such individual or instruments in writing aforesaid duly designating such individual as the person to vote on behalf of other Holders of such Series. At any meeting of Holders, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Sections 14.2 or 14.3 hereof may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 14.6    Voting. The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the names of such Holders registered upon the Securities Register for a Series. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 12.4 hereof. The record shall show the names of the Holders registered upon the Securities Register for a Series voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 14.7    No Delay of Rights by Meeting. Nothing in this Article 14 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture, of the Securities of any Series or of the Guarantees.
{Signatures appear on next page}

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

F&G ANNUITIES & LIFE, INC., as the Company

By:	/s/ Wendy J.B. Young
	Name:	Wendy J.B. Young
	Title:	Chief Financial Officer

FGL US HOLDINGS INC., as a Guarantor

By:	/s/ Wendy J.B. Young
	Name:	Wendy J.B. Young
	Title:	Executive Vice President,
Chief Financial Officer

FIDELITY & GUARANTY LIFE HOLDINGS, INC., as a Guarantor

By:	/s/ Wendy J.B. Young
	Name:	Wendy J.B. Young
	Title:	Executive Vice President,
Chief Financial Officer

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC., as a Guarantor

By:	/s/ Wendy J.B. Young
	Name:	Wendy J.B. Young
	Title:	Executive Vice President,
Chief Financial Officer
Signature Page to the Indenture

CITIBANK, N.A., as Trustee

By:	/s/ Keri-anne Marshall
	Name:	Keri-anne Marshall
	Title:	Senior Trust Officer
A-2

EXHIBIT A
FORM OF CERTIFICATE OF TRANSFER
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, Iowa 50309
Attention: Jodi Ahlman
Email: Jodi.Ahlman@fglife.com
Citibank, N.A.
388 Greenwich Street, 4th Floor
New York, New York 10013
Attention: William Keenan
Email: William.g.keenan@citi.com
Re:    {___}% Senior Notes due 20{__}
Reference is hereby made to the Indenture, dated as of January 13, 2023 (the “Indenture”), among F&G Annuities & Life, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and Citibank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
{___________________}, (the “Transferor”) owns and proposes to transfer the Securities or interests in Global Certificates specified in Annex A hereto, in the principal amount of ${___________} in such Securities or beneficial interests (the “Transfer”), to {___________________________} (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
{Check all that apply}
1.  {  } Check if Transferee will Take Delivery of a Beneficial Interest in the 144A Global Certificate or a Restricted Definitive Certificate Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the 144A Global Certificate or Securities represented by a Definitive Certificate are being transferred to a Person that the Transferor reasonably believed and believes is purchasing such beneficial interest or Securities represented by a Definitive Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and the securities laws of any foreign jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the 144A Global Certificate or Securities represented by a Restricted Definitive Certificate will be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the 144A Global Certificate, on Restricted Definitive Certificates and in the Indenture and the Securities Act.

2.  {  } Check if Transferee will Take Delivery of a Beneficial Interest in the Regulation S Global Certificate or a Restricted Definitive Certificate pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transferee takes delivery of a Restricted Definitive Certificate and the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Regulation S Global Certificate or Securities represented by a Restricted Definitive Certificate will be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Regulation S Global Certificate, on Restricted Definitive Certificates and in the Indenture and the Securities Act.
3.  {  } Check and complete if Transferee will take delivery of a Beneficial Interest in a Restricted Global Certificate or Security represented by a Restricted Definitive Certificate pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Certificates and Securities represented by Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) {  } such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) {  } such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) {  } such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) {  } such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and such Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Certificate or Restricted Definitive Certificates and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit C to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of Transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Restricted Global Certificate or Securities represented by a Restricted Definitive Certificate will be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Indenture and the Securities Act.
4.  {  } Check if Transferee will take delivery of a Beneficial Interest in Securities represented by an Unrestricted Global Certificate or an Unrestricted Definitive Certificate.
(a) {  } Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any foreign jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Unrestricted Global Certificate or Securities represented by an Unrestricted Definitive Certificate will no longer be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Indenture.
(b) {  } Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any foreign jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Unrestricted Global Certificate or Securities represented by an Unrestricted Definitive Certificate will no longer be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Indenture.
(c) {  } Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the

Restrictive Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Unrestricted Global Certificate or Securities represented by an Unrestricted Definitive Certificate will not be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

{Insert Name of Transferor}

By:
Name:
Title:

Dated:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
{Check one of (a) or (b)}
(a)    {  } a beneficial interest in the: {if checked, check one of (i), (ii) or (iii)}
(i)    {  } 144A Global Certificate (CUSIP _________), or
(ii)    {  } Regulation S Global Certificate (CUSIP _________), or
(b)    {  } Securities represented by a Restricted Definitive Certificate.

2.    After the Transfer the Transferee will hold:
{Check one of (a), (b) or (c)}
(a)    {  } a beneficial interest in the: {if checked, check one of (i), (ii), (iii) or (iv)}
(i)    {  } 144A Global Certificate (CUSIP _________), or
(ii)    {  } Regulation S Global Certificate (CUSIP _________), or
(iii)    {  } Unrestricted Global Certificate (CUSIP _________); or
(b)    {  } Securities represented by a Restricted Definitive Certificate, or
(c)    {  } Securities represented by an Unrestricted Definitive Certificate, in accordance with the terms of the Indenture.

EXHIBIT B
FORM OF CERTIFICATE OF EXCHANGE
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, Iowa 50309
Attention: Jodi Ahlman
Email: Jodi.Ahlman@fglife.com
Citibank, N.A.
388 Greenwich Street, 4th Floor
New York, New York 10013
Attention: William Keenan
Email: William.g.keenan@citi.com
Re:    {___}% Senior Notes due 20{__}
Reference is hereby made to the Indenture, dated as of January 13, 2023 (the “Indenture”), among F&G Annuities & Life, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and Citibank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
{__________________________}, (the “Owner”) owns and proposes to exchange the Securities or beneficial interest in Global Certificates specified herein, in the principal amount of ${____________} in such Securities or beneficial interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.  {  } Exchange of Securities represented by Restricted Definitive Certificates or Beneficial Interests in a Restricted Global Certificate for Securities represented by Unrestricted Definitive Certificates or Beneficial Interests in an Unrestricted Global Certificate.
(a) {  } Check if Exchange is from a Beneficial Interest in a Restricted Global Certificate to a Beneficial Interest in an Unrestricted Global Certificate. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Certificate for a beneficial interest in an Unrestricted Global Certificate, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and the securities laws of any foreign jurisdictions.
(b) {  } Check if Exchange is from a Beneficial Interest in a Restricted Global Certificate to Securities represented by an Unrestricted Definitive Certificate. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Certificate for an Unrestricted Definitive Certificate, the Owner hereby certifies (i) the Unrestricted Definitive Certificate is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) {  } Check if Exchange is from Restricted Definitive Certificate to Beneficial Interest in an Unrestricted Global Certificate. In connection with the Owner’s Exchange of a Restricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) {  } Check if Exchange is from Restricted Definitive Certificate to Unrestricted Definitive Certificate. In connection with the Owner’s Exchange of a Restricted Definitive Certificate for an Unrestricted Definitive Certificate, the Owner hereby certifies (i) the Unrestricted Definitive Certificate is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restrictive Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Securities represented by Restricted Definitive Certificates or Beneficial Interests in Restricted Global Certificates for Securities represented by Restricted Definitive Certificates or Beneficial Interests in Restricted Global Certificates
(a) {  } Check if Exchange is from a Beneficial Interest in a Restricted Global Certificate to a Restricted Definitive Certificate. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Certificate for Securities represented by a Restricted Definitive Certificate with an equal principal amount, the Owner hereby certifies that (i) the Securities represented by the Restricted Definitive Certificate are being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Certificates and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Certificate will continue to be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Definitive Certificate and in the Indenture and the Securities Act.

(b) {  } Check if Exchange is from Securities represented by a Restricted Definitive Certificate to a Beneficial Interest in a Restricted Global Certificate. In connection with the Exchange of the Owner’s Restricted Definitive Certificate for a beneficial interest in the {check one}:
{  } 144A Global Certificate, or
{  } Regulation S Global Certificate,
with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States and the securities laws of any foreign jurisdiction. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest in the Restricted Global Certificate will be subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the relevant Restricted Global Certificate and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

{Insert Name of Owner}

By:
Name:
Title:

Dated:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C
FORM OF CERTIFICATE FROM TRANSFEREE
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, Iowa 50309
Attention: Jodi Ahlman
Email: Jodi.Ahlman@fglife.com
Citibank, N.A.
388 Greenwich Street, 4th Floor
New York, New York 10013
Attention: William Keenan
Email: William.g.keenan@citi.com
Re:    {___}% Senior Notes due 20{__}
Reference is hereby made to the Indenture, dated as of January 13, 2023 (the “Indenture”), among F&G Annuities & Life, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and Citibank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of ${_______} aggregate principal amount of:
(a)    a beneficial interest in a Global Certificate, or
(b)    a Definitive Certificate,
we confirm that:
1.    We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.
2.    We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell or otherwise transfer the Securities or any interest therein {Include in the case of 144A Global Certificates: prior to the date that is six months after the latest of the date of original issuance of the Securities, the date of the original issuance of any additional Securities and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”)}{Include in the case of Regulation S Global Certificates: prior to the date that is 40 days after the latest of the date of the original issuance of the Securities, the date of the original issuance of any additional Securities and the date on which such Securities (or any predecessor thereto) was first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S (the “Resale Restriction Termination Date”)}, we will do so only (A) to the Company or any parent or Subsidiary thereof; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; (E) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available); or (F) under any other available exemption from the registration requirements of the Securities Act. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.
3.    We understand that, prior to any transfer of the Securities pursuant to clause (E) of paragraph 2 and prior to the Resale Restriction Termination Date, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Securities purchased by us will bear a legend to the foregoing effect prior to the Resale Restriction Termination Date. We understand that we may also be required to furnish to you and the Company prior to the Resale Restriction Termination Date such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
4.    We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are not acquiring the Securities with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing
C-2

acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy.

{Insert Name of Transferee}

By:
Name:
Title:

Dated:
C-3

Exhibit D
Form of Supplemental Indenture to be Delivered by Additional Guarantors
See attached.

{_________} SUPPLEMENTAL INDENTURE
between
{__________}
and
Citibank, N.A., as Trustee
Dated as of {__________}
(Supplement to the Indenture dated as of January 13, 2023)

This {__________} Supplemental Indenture (this “Supplemental Indenture”), dated as of {__________}, is entered into by and between {__________} (the “Guaranteeing Subsidiary”), a subsidiary of F&G Annuities & Life, Inc., a Delaware corporation (the “Company”), and Citibank, N.A., as trustee (the “Trustee”).
RECITALS:
WHEREAS, the Company and certain of its subsidiaries have executed and delivered to the Trustee an Indenture, dated as of January 13, 2023 (as may be amended and supplemented from time to time, the “Base Indenture”), providing for the issuance from time to time of the Company’s unsecured notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series and to be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors (as defined in the Base Indenture), in each case as provided in the Base Indenture;
WHEREAS, Section 3.12 of the Base Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Securities and the Base Indenture on the terms and conditions set forth herein and under the Base Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 8.1 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the premises and the guarantee of the Securities established by this Supplemental Indenture, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all such Holders, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1    Relation to Base Indenture. This Supplemental Indenture constitutes a part of the Base Indenture but, except as expressly provided herein, shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any series of Securities or, except as expressly provided herein, modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any series.
Section 1.2    Definitions. For all purposes of this Supplemental Indenture, the capitalized terms used herein which are defined in the Base Indenture (and which are not defined herein) have the meanings assigned to such terms in the Base Indenture. For purposes of this Supplemental Indenture:
(a)    Unless the context otherwise requires, any reference to a Section refers to a Section of this Supplemental Indenture; and

(b)    The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof.
ARTICLE II
THE GUARANTEE
Section 2.1    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Base Indenture, including, but not limited to, Article 10 thereof.
ARTICLE III
MISCELLANEOUS
Section 3.1    Relationship to Existing Base Indenture. This Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended pursuant to this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Securities, the Base Indenture, as supplemented and amended through this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 3.2    Modification of the Existing Base Indenture. Except as expressly modified through this Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Securities.
Section 3.3    Governing Law. This Supplemental Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions that would result in the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). To the fullest extent permitted by law, any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case based in the City of New York, and each party to this Supplemental Indenture will submit to the non-exclusive jurisdiction of such suit, action or proceeding.
Section 3.4    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Guaranteeing Subsidiary and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.
Section 3.5    Trustee Not Responsible for Recitals. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Guaranteeing Subsidiary, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Guaranteeing Subsidiary by action or otherwise, (iii) the due execution hereof by the Guaranteeing Subsidiary or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
{The remainder of this page is intentionally left blank.}

The parties hereto caused this Supplemental Indenture to be duly executed as of the date first set forth above.

{Guaranteeing Subsidiary}

By:
Name:
Title:

Citibank, N.A., as Trustee

By:
Name:
Title: